Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Arch Capital Group Ltd.:

In our opinion, the consolidated financial statements listed in the accompanying index, present fairly, in all material respects, the financial position of Arch Capital Group Ltd. and its subsidiaries (the "Company") at December 31, 2012 and December 31, 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules appearing in Item 15(a)(2) present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Annual Report on Internal Control over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedules, and on the Company's internal control over financial reporting based on our integrated audit. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
As discussed in Note 2 to the accompanying consolidated financial statements, the Company changed its method of accounting for costs associated with acquiring or renewing insurance contracts.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 1, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the condensed consolidating guarantor information described in Note 23, as to which the date is December 10, 2013.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (U.S. dollars in thousands, except share data)
	December 31,
	2012	2011
Assets
Investments:
Fixed maturities available for sale, at fair value (amortized cost: $9,567,290 and $9,165,438)	$9,839,988	$9,375,604
Short-term investments available for sale, at fair value (amortized cost: $719,848 and $909,121)	722,121	904,219
Investment of funds received under securities lending, at fair value (amortized cost: $42,302 and $48,577)	42,531	48,419
Equity securities available for sale, at fair value (cost: $298,414 and $299,058)	312,749	299,584
Other investments available for sale, at fair value (cost: $519,955 and $235,381)	549,280	238,111
Investments accounted for using the fair value option	917,466	366,903
TALF investments, at fair value (2011 amortized cost: $373,040)	—	387,702
Investments accounted for using the equity method	307,105	380,507
Total investments	12,691,240	12,001,049

Cash	371,041	351,699
Accrued investment income	71,748	70,739
Investment in joint venture (cost: $100,000)	107,284	107,576
Fixed maturities and short-term investments pledged under securities lending, at fair value	50,848	56,393
Premiums receivable	688,873	501,563
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	1,870,037	1,851,584
Contractholder receivables	865,728	748,231
Prepaid reinsurance premiums	298,484	265,696
Deferred acquisition costs, net	262,822	227,884
Receivable for securities sold	19,248	462,891
Other assets	519,409	460,052
Total Assets	$17,816,762	$17,105,357

Liabilities
Reserve for losses and loss adjustment expenses	$8,933,292	$8,456,210
Unearned premiums	1,647,978	1,411,872
Reinsurance balances payable	188,546	133,866
Contractholder payables	865,728	748,231
Senior notes	300,000	300,000
Revolving credit agreement borrowings	100,000	100,000
TALF borrowings, at fair value (2011 par: $310,868)	—	310,486
Securities lending payable	52,356	58,546
Payable for securities purchased	37,788	480,230
Other liabilities	522,196	513,842
Total Liabilities	12,647,884	12,513,283

Commitments and Contingencies

Shareholders’ Equity
Non-cumulative preferred shares	325,000	325,000
Common shares ($0.0033 par, shares issued: 168,255,572 and 164,636,338)	561	549
Additional paid-in capital	227,778	161,419
Retained earnings	5,354,361	4,796,655
Accumulated other comprehensive income, net of deferred income tax	287,017	153,923
Common shares held in treasury, at cost (shares: 34,412,959 and 30,277,993)	(1,025,839)	(845,472)
Total Shareholders’ Equity	5,168,878	4,592,074
Total Liabilities and Shareholders’ Equity	$17,816,762	$17,105,357

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (U.S. dollars in thousands, except share data)
	Year Ended December 31,
	2012	2011	2010
Revenues
Net premiums written	$3,052,235	$2,673,326	$2,511,040
Change in unearned premiums	(117,095)	(41,511)	41,443
Net premiums earned	2,935,140	2,631,815	2,552,483
Net investment income	294,895	338,198	364,878
Net realized gains	194,228	110,646	252,751

Other-than-temporary impairment losses	(12,175)	(13,850)	(13,073)
Less investment impairments recognized in other
comprehensive income, before taxes	787	4,788	1,752
Net impairment losses recognized in earnings	(11,388)	(9,062)	(11,321)

Fee income	8,090	3,429	5,365
Equity in net income (loss) of investment funds accounted
for using the equity method	73,510	(9,605)	61,400
Other income (loss)	(12,094)	(2,114)	18,511
Total revenues	3,482,381	3,063,307	3,244,067

Expenses
Losses and loss adjustment expenses	1,861,277	1,727,553	1,517,715
Acquisition expenses	508,884	462,937	441,202
Other operating expenses	465,353	432,122	432,850
Interest expense	28,525	31,691	30,007
Net foreign exchange (gains) losses	28,955	(17,366)	(28,108)
Total expenses	2,892,994	2,636,937	2,393,666

Income before income taxes	589,387	426,370	850,401

Income taxes:
Current tax expense	9,004	7,831	19,334
Deferred tax benefit	(13,014)	(17,624)	(11,605)
Income tax (benefit) expense	(4,010)	(9,793)	7,729

Net income	593,397	436,163	842,672

Preferred dividends	25,079	25,844	25,844
Loss on repurchase of preferred shares	10,612	—	—

Net income available to common shareholders	$557,706	$410,319	$816,828

Net income per common share
Basic	$4.15	$3.10	$5.43
Diluted	$4.03	$2.97	$5.18

Weighted average common shares and common share
equivalents outstanding
Basic	134,446,158	132,221,970	150,545,148
Diluted	138,258,847	138,289,702	157,565,157

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (U.S. dollars in thousands)
	Year Ended December 31,
	2012	2011	2010
Comprehensive Income
Net income	$593,397	$436,163	$842,672
Other comprehensive income (loss), net of deferred income tax
Unrealized appreciation (decline) in value of investments:
Unrealized holding gains arising during period	274,718	93,847	236,736
Portion of other-than-temporary impairment losses recognized in
other comprehensive income, net of deferred income tax	(787)	(4,788)	(1,752)
Reclassification of net realized gains, net of income taxes,
included in net income	(158,611)	(128,350)	(169,931)
Foreign currency translation adjustments	17,774	(11,289)	924
Other comprehensive income (loss)	133,094	(50,580)	65,977
Comprehensive Income	$726,491	$385,583	$908,649

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (U.S. dollars in thousands)
	Year Ended December 31,
	2012	2011	2010
Non-Cumulative Preferred Shares
Balance at beginning of year	$325,000	$325,000	$325,000
Shares issued - Series C	325,000	—	—
Shares repurchased - Series A and B	(325,000)	—	—
Balance at end of period	325,000	325,000	325,000

Common Shares
Balance at beginning of year	549	534	548
Common shares issued, net	12	15	16
Purchases of common shares under share repurchase program	—	—	(30)
Balance at end of year	561	549	534

Additional Paid-in Capital
Balance at beginning of year	161,419	110,325	253,466
Common shares issued, net	6,823	5,767	4,906
Issue costs on Series C preferred shares	(9,398)	—	—
Reversal of issue costs on repurchase of preferred shares	10,612	—	—
Exercise of stock options	14,218	12,305	37,866
Common shares retired	—	—	(217,562)
Amortization of share-based compensation	42,303	30,986	31,065
Other	1,801	2,036	584
Balance at end of year	227,778	161,419	110,325

Retained Earnings
Balance at beginning of year	4,796,655	4,386,336	3,605,809
Cumulative effect of change in accounting principle (1)	—	—	(36,301)
Balance at beginning of year, as adjusted	4,796,655	4,386,336	3,569,508
Net income	593,397	436,163	842,672
Preferred share dividends	(25,079)	(25,844)	(25,844)
Loss on repurchase of preferred shares	(10,612)	—	—
Balance at end of year	5,354,361	4,796,655	4,386,336

Accumulated Other Comprehensive Income
Balance at beginning of year	153,923	204,503	138,526
Change in unrealized appreciation in value of investments,
net of deferred income tax	116,107	(34,503)	66,805
Portion of other-than-temporary impairment losses recognized in other
comprehensive income, net of deferred income tax	(787)	(4,788)	(1,752)
Foreign currency translation adjustments, net of deferred income tax	17,774	(11,289)	924
Balance at end of year	287,017	153,923	204,503

Common Shares Held in Treasury, at Cost
Balance at beginning of year	(845,472)	(549,912)	—
Shares repurchased for treasury	(180,367)	(295,560)	(549,912)
Balance at end of year	(1,025,839)	(845,472)	(549,912)

Total Shareholders’ Equity	$5,168,878	$4,592,074	$4,476,786
_____________________
(1) Adoption of accounting guidance regarding costs incurred that can be capitalized by insurance entities.

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (U.S. dollars in thousands)
	Year Ended December 31,
	2012	2011	2010
Operating Activities
Net income	$593,397	$436,163	$842,672
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized gains	(199,547)	(113,922)	(262,684)
Net impairment losses recognized in earnings	11,388	9,062	11,321
Equity in net income or loss of investment funds accounted for using
the equity method and other income or loss	(43,633)	71,100	(56,035)
Share-based compensation	42,303	30,986	31,065
Changes in:
Reserve for losses and loss adjustment expenses, net of unpaid losses
and loss adjustment expenses recoverable	395,901	274,622	215,570
Unearned premiums, net of prepaid reinsurance premiums	117,095	41,552	(43,337)
Premiums receivable	(120,380)	(7,226)	83,380
Deferred acquisition costs, net	(34,371)	(1,259)	1,395
Reinsurance balances payable	42,740	5,515	(18,978)
Other liabilities	41,049	43,298	(39,196)
Other items, net	75,661	76,221	36,901
Net Cash Provided By Operating Activities	921,603	866,112	802,074

Investing Activities
Purchases of fixed maturity investments	(17,568,592)	(13,875,635)	(16,936,257)
Purchases of equity securities	(268,999)	(413,024)	(365,842)
Purchases of other investments	(1,000,049)	(593,862)	(523,532)
Proceeds from the sales of fixed maturity investments	16,366,306	12,398,253	16,654,774
Proceeds from the sales of equity securities	313,617	369,503	70,441
Proceeds from the sales of other investments	443,630	543,757	379,100
Proceeds from redemptions and maturities of fixed maturity investments	1,115,594	1,034,489	949,870
Net (purchases) sales of short-term investments	185,919	(2,389)	(341,887)
Change in investment of securities lending collateral	6,190	19,475	141,094
Purchase of business, net of cash acquired	28,948	—	—
Purchases of furniture, equipment and other assets	(18,532)	(18,987)	(11,664)
Net Cash Provided By (Used For) Investing Activities	(395,968)	(538,420)	16,097

Financing Activities
Proceeds from issuance of Series C preferred shares, net	315,763	—	—
Repurchase of Series A and B preferred shares	(325,000)	—	—
Purchases of common shares under share repurchase program	(172,056)	(287,561)	(761,874)
Proceeds from common shares issued, net	7,033	6,332	27,649
Proceeds from borrowings	—	—	264,526
Repayments of borrowings	(310,868)	(15,352)	(157,057)
Change in securities lending collateral	(6,190)	(19,475)	(141,094)
Other	6,664	4,765	8,057
Preferred dividends paid	(28,381)	(25,844)	(25,844)
Net Cash Used For Financing Activities	(513,035)	(337,135)	(785,637)

Effects of exchange rate changes on foreign currency cash	6,742	(1,598)	(4,365)

Increase (decrease) in cash	19,342	(11,041)	28,169
Cash beginning of year	351,699	362,740	334,571
Cash end of year	$371,041	$351,699	$362,740

See Notes to Consolidated Financial Statements

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     General

Arch Capital Group Ltd. (“ACGL”) is a Bermuda public limited liability company which provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

ACGL was formed in September 2000 and became the sole shareholder of Arch Capital Group (U.S.) Inc. (“Arch-U.S.”) pursuant to an internal reorganization transaction completed in November 2000, as described below. Arch-U.S. is a Delaware company formed in March 1995 under the original name of “Risk Capital Holdings, Inc.” Prior to May 5, 2000, Arch-U.S. provided reinsurance and other forms of capital for insurance companies through its wholly owned subsidiary, Arch Reinsurance Company (“Arch Re U.S.”), a Nebraska corporation formed in 1995 under the original name of “Risk Capital Reinsurance Company.”

On May 5, 2000, Arch-U.S. sold the prior reinsurance operations of Arch Re U.S. to Sirius America Insurance Company, formerly known as White Mountains Reinsurance Company of America, in an asset sale, but retained its surplus and U.S.-licensed reinsurance platform. On November 8, 2000, following the approval of Arch-U.S.’s shareholders, Arch-U.S. completed an internal reorganization that resulted in Arch-U.S. becoming a wholly owned subsidiary of ACGL.

In October 2001, the Company launched an underwriting initiative to meet current and future demand in the global insurance and reinsurance markets that included the recruitment of new management teams and an equity capital infusion of $763.2 million.

As used herein, the “Company” means ACGL and its subsidiaries, except when referring to periods prior to November 8, 2000, when it means Arch-U.S. and its subsidiaries. Similarly, “Common Shares” means the common shares, par value $0.0033, of ACGL, except when referring to periods prior to November 8, 2000, when it means the common stock of Arch-U.S.

2.     Significant Accounting Policies

(a) Basis of Presentation
The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of ACGL and its subsidiaries, including Arch Reinsurance Ltd. (“Arch Re Bermuda”), Arch Re U.S., Arch-U.S., Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Arch Indemnity Insurance Company, Arch Risk Transfer Services Ltd., Arch Reinsurance Europe Underwriting Limited (“Arch Re Europe”), Arch Mortgage Insurance Limited (“Arch Mortgage”), Arch Insurance Company (Europe) Limited (“Arch Insurance Company Europe”) and Lloyd’s of London syndicate 2012 and related companies (“Arch Syndicate 2012”). All significant intercompany transactions and balances have been eliminated in consolidation. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

The Company has reclassified the presentation of certain prior year information to conform to the current presentation. Such reclassifications had no effect on the Company’s net income, shareholders’ equity or cash flows. Tabular amounts are in U.S. Dollars in thousands, except share amounts, unless otherwise noted.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(b) Premium Revenues and Related Expenses
Insurance premiums written are generally recorded at the policy inception and are primarily earned on a pro rata basis over the terms of the policies for all products, usually 12 months. Premiums written include estimates in the Company’s programs, specialty lines, lenders products business and for participation in involuntary pools. Such premium estimates are derived from multiple sources which include the historical experience of the underlying business, similar business and available industry information. Unearned premium reserves represent the portion of premiums written that relates to the unexpired terms of in-force insurance policies.

Reinsurance premiums written include amounts reported by brokers and ceding companies, supplemented by the Company’s own estimates of premiums where reports have not been received. The determination of premium estimates requires a review of the Company’s experience with the ceding companies, familiarity with each market, the timing of the reported information, an analysis and understanding of the characteristics of each line of business, and management’s judgment of the impact of various factors, including premium or loss trends, on the volume of business written and ceded to the Company. On an ongoing basis, the Company’s underwriters review the amounts reported by these third parties for reasonableness based on their experience and knowledge of the subject class of business, taking into account the Company’s historical experience with the brokers or ceding companies. In addition, reinsurance contracts under which the Company assumes business generally contain specific provisions which allow the Company to perform audits of the ceding company to ensure compliance with the terms and conditions of the contract, including accurate and timely reporting of information. Based on a review of all available information, management establishes premium estimates where reports have not been received. Premium estimates are updated when new information is received and differences between such estimates and actual amounts are recorded in the period in which estimates are changed or the actual amounts are determined.

Reinsurance premiums written are recorded based on the type of contracts the Company writes. Premiums on the Company’s excess of loss and pro rata reinsurance contracts are estimated when the business is underwritten. For excess of loss contracts, premiums are recorded as written based on the terms of the contract. Estimates of premiums written under pro rata contracts are recorded in the period in which the underlying risks are expected to incept and are based on information provided by the brokers and the ceding companies. For multi-year reinsurance treaties which are payable in annual installments, generally, only the initial annual installment is included as premiums written at policy inception due to the ability of the reinsured to commute or cancel coverage during the term of the policy. The remaining annual installments are included as premiums written at each successive anniversary date within the multi-year term.

Reinstatement premiums for the Company’s insurance and reinsurance operations are recognized at the time a loss event occurs, where coverage limits for the remaining life of the contract are reinstated under pre-defined contract terms. Reinstatement premiums, if obligatory, are fully earned when recognized. The accrual of reinstatement premiums is based on an estimate of losses and loss adjustment expenses, which reflects management’s judgment. Premium estimates are reviewed by management at least quarterly. Such review includes a comparison of actual reported premiums to expected ultimate premiums along with a review of the aging and collection of premium estimates. Based on management’s review, the appropriateness of the premium estimates is evaluated, and any adjustment to these estimates is recorded in the period in which it becomes known. Adjustments to premium estimates could be material and such adjustments could directly and significantly impact earnings favorably or unfavorably in the period they are determined because the estimated premium may be fully or substantially earned. A significant portion of amounts included as premiums receivable, which represent estimated premiums written, net of commissions, are not currently due based on the terms of the underlying contracts.

Reinsurance premiums written, irrespective of the class of business, are generally earned on a pro rata basis over the terms of the underlying policies or reinsurance contracts. Contracts and policies written on a “losses occurring” basis cover claims that may occur during the term of the contract or policy, which is typically 12 months. Accordingly, the premium is earned evenly over the term. Contracts which are written on a “risks attaching” basis cover claims which attach to the underlying insurance policies written during the terms of such contracts. Premiums earned on such contracts usually extend beyond the original term of the reinsurance contract, typically resulting in recognition of premiums earned over a 24-month period. Certain of the Company’s reinsurance contracts include

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

provisions that adjust premiums or acquisition expenses based upon the experience under the contracts. Premiums written and earned, as well as related acquisition expenses, are recorded based upon the projected experience under such contracts.

The Company also writes certain reinsurance business that is intended to provide insurers with risk management solutions that complement traditional reinsurance. Under these contracts, the Company assumes a measured amount of insurance risk in exchange for an anticipated margin, which is typically lower than on traditional reinsurance contracts. The terms and conditions of these contracts may include additional or return premiums based on loss experience, loss corridors, sublimits and caps. Examples of such business include aggregate stop-loss coverages, financial quota share coverages and multi-year retrospectively rated excess of loss coverages. If these contracts are deemed to transfer risk, they are accounted for as reinsurance.

Acquisition expenses and other expenses related to the Company’s underwriting operations that vary with, and are directly related to, the successful acquisition or renewal of business are deferred and amortized over the period in which the related premiums are earned. Acquisition expenses, net of ceding commissions received from reinsurers, consist principally of commissions and premium taxes paid to obtain the Company’s business. Other operating expenses also include expenses that vary with, and are directly related to, the acquisition of business. Deferred acquisition costs, which are based on the related unearned premiums, are carried at their estimated realizable value and take into account anticipated losses and loss adjustment expenses, based on historical and current experience, and anticipated investment income. A premium deficiency occurs if the sum of anticipated losses and loss adjustment expenses, unamortized acquisition costs and maintenance costs and anticipated investment income exceed unearned premiums. A premium deficiency is recorded by charging any unamortized acquisition costs to expense to the extent required in order to eliminate the deficiency. If the premium deficiency exceeds unamortized acquisition costs then a liability is accrued for the excess deficiency. No significant premium deficiency charges were recorded by the Company during 2012, 2011 or 2010.

(c) Deposit Accounting
Certain assumed reinsurance contracts, which pursuant to Financial Accounting Standards Board (“FASB”) guidance regarding the accounting and reporting for reinsurance and short-duration and long-duration contracts, are deemed not to transfer insurance risk, are accounted for using the deposit method of accounting as prescribed in the FASB guidance regarding the accounting for insurance and reinsurance contracts that do not transfer insurance risk. However, it is possible that the Company could incur financial losses on such contracts. Management exercises significant judgment in the assumptions used in determining whether assumed contracts should be accounted for as reinsurance contracts or deposit insurance contracts. Under the FASB guidance, for those contracts that contain an element of underwriting risk, the estimated profit margin is deferred and amortized over the contract period and such amount is included in the Company’s underwriting results. When the estimated profit margin is explicit, the margin is reflected as fee income and any adverse financial results on such contracts are reflected as incurred losses. When the estimated profit margin is implicit, the margin is reflected as an offset to paid losses and any adverse financial results on such contracts are reflected as incurred losses. For those contracts that do not transfer an element of underwriting risk, the projected profit is reflected in earnings over the estimated settlement period using the interest method and such profit is included in investment income. Additional judgments are required when applying the accounting guidance with respect to the revenue recognition criteria for contracts deemed not to transfer insurance risk. Deposit accounting liabilities, which totaled $27.6 million and $29.1 million, respectively, at December 31, 2012 and 2011, are included in “Other liabilities” on the Company’s balance sheet.

(d) Retroactive Accounting
Retroactive reinsurance reimburses a ceding company for liabilities incurred as a result of past insurable events covered by the underlying policies reinsured. In certain instances, reinsurance contracts cover losses both on a prospective basis and on a retroactive basis and, accordingly, the Company bifurcates the prospective and retrospective elements of these reinsurance contracts and accounts for each element separately. Underwriting income generated in connection with retroactive reinsurance contracts is deferred and amortized into income over the settlement period while losses are charged to income immediately. Subsequent changes in estimated or actual

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

cash flows under such retroactive reinsurance contracts are accounted for by adjusting the previously deferred amount to the balance that would have existed had the revised estimate been available at the inception of the reinsurance transaction, with a corresponding charge or credit to income.

(e) Reinsurance Ceded
In the normal course of business, the Company purchases reinsurance to increase capacity and to limit the impact of individual losses and events on its underwriting results by reinsuring certain levels of risk with other insurance enterprises or reinsurers. The Company uses pro rata, excess of loss and facultative reinsurance contracts. Reinsurance ceding commissions are recognized as income on a pro rata basis over the period of risk. The portion of such commissions that will be earned in the future is deferred and reported as a reduction to acquisition costs. The accompanying consolidated statement of income reflects premiums and losses and loss adjustment expenses and acquisition costs, net of reinsurance ceded (see Note 4). Ceded unearned premiums are reported as prepaid reinsurance premiums and estimated amounts of reinsurance recoverable on unpaid losses are reported as unpaid losses and loss adjustment expenses recoverable. Reinsurance premiums ceded and unpaid losses and loss adjustment expenses recoverable are estimated in a manner consistent with that of the original policies issued and the terms of the reinsurance contracts. If the reinsurers are unable to satisfy their obligations under the agreements, the Company’s insurance or reinsurance subsidiaries would be liable for such defaulted amounts.

(f) Cash
Cash includes cash equivalents, which are investments with original maturities of three months or less that are not managed by external or internal investment advisors.

(g) Investments
The Company currently classifies substantially all of its fixed maturity investments, equity securities and short-term investments as “available for sale” and, accordingly, they are carried at estimated fair value (also known as fair value). The fair value of fixed maturity securities and equity securities is generally determined from quotations received from nationally recognized pricing services, or when such prices are not available, by reference to broker or underwriter bid indications. Short-term investments comprise securities due to mature within one year of the date of issue. Short-term investments include certain cash equivalents which are part of investment portfolios under the management of external and internal investment managers.

The Company participates in a securities lending program as a mechanism for generating additional interest income on its fixed income portfolio. Under the security lending agreements, certain of its fixed income portfolio securities are loaned to third parties, primarily major brokerage firms, for short periods of time through a lending agent. Such securities have been reclassified as “Fixed maturities and short-term investments pledged under securities lending agreements, at fair value.” The Company maintains legal control over the securities it lends, retains the earnings and cash flows associated with the loaned securities and receives a fee from the borrower for the temporary use of the securities. Collateral received, primarily in the form of cash, is required at a rate of 102% of the fair value of the loaned securities including accrued investment income and is monitored and maintained by the lending agent. Such collateral is reinvested and is reflected as “Investment of funds received under securities lending agreements, at fair value.”

The Company’s investment portfolio includes certain funds that invest in fixed maturity securities which, due to their ownership structure, are accounted for by the Company using the equity method. In applying the equity method, these investments are initially recorded at cost and are subsequently adjusted based on the Company’s proportionate share of the net income or loss of the funds (which include changes in the fair value of the underlying securities in the funds). Such investments are generally recorded on a one month lag with some investments reported for on a three month lag based on the availability of reports from the investment funds. Changes in the carrying value of such investments are recorded in net income as “Equity in net income (loss) of investment funds accounted for using the equity method” while changes in the carrying value of the Company’s other fixed income investments are recorded as an unrealized gain or loss component of accumulated other comprehensive income in

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

shareholders’ equity. As such, fluctuations in the carrying value of the investment funds accounted for using the equity method may increase the volatility of the Company’s reported results of operations.

Other investments include funds and separately managed accounts with holdings in Asian and emerging markets, fixed maturities, term loans and other investment strategies. The fair value for certain of the Company’s other investments are determined using net asset values (“NAVs”) as advised by external fund managers. The NAV is based on the fund manager’s valuation of the underlying holdings in accordance with the fund’s governing documents. Investments in equity securities are carried at fair value in accordance with FASB guidance regarding the accounting for certain investments in debt and equity securities. The Company elected to carry certain other investments and equity securities at fair value under the fair value option afforded by accounting guidance regarding the fair value option for financial assets and liabilities.

The Company invests in limited partner equity interests issued by third party variable interest entities (“VIE”). Such amounts are included in investments accounted for using the equity method, other investments available for sale and investments accounted for using the fair value option. A VIE refers to entities that have characteristics such as (i) insufficient equity at risk to allow the entity to finance its activities without additional financial support or (ii) instances where the equity investors, as a group, do not have the characteristic of a controlling financial interest. If the Company is determined to be the primary beneficiary, it is required to consolidate the VIE. The primary beneficiary is defined as the variable interest holder that is determined to have the controlling financial interest as a result of having both (i) the power to direct the activities of a VIE that most significantly impact the economic performance of the VIE and (ii) the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. At inception of the VIE as well as on an ongoing basis, the Company determines whether it is the primary beneficiary based on an analysis of the Company’s level of involvement in the VIE, the contractual terms, and the overall structure of the VIE. The Company's maximum exposure to loss with respect to these investments is limited to the investment carrying amounts reported in the Company's consolidated balance sheet and any unfunded commitment.

The Company performs quarterly reviews of its investments to determine whether declines in fair value below the cost basis are considered other-than-temporary in accordance with applicable accounting guidance regarding the recognition and presentation of other-than-temporary impairments (“OTTI”). The process of determining whether a security is other-than-temporarily impaired requires judgment and involves analyzing many factors. These factors include (i) an analysis of the liquidity, business prospects and overall financial condition of the issuer, (ii) the time period in which there was a significant decline in value, (iii) the significance of the decline and (iv) the analysis of specific credit events. The Company evaluates the unrealized losses of its equity securities by issuer and forecasts a reasonable period of time by which the fair value of the securities would increase and the Company would recover its cost. If the Company is unable to forecast a reasonable period of time in which to recover the cost of its equity securities, a net impairment loss in earnings equivalent to the entire unrealized loss is recognized.

When there are credit-related losses associated with debt securities for which the Company does not have an intent to sell and it is more likely than not that it will not be required to sell the security before recovery of its cost basis, the amount of the OTTI related to a credit loss is recognized in earnings and the amount of the OTTI related to other factors (e.g., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income (loss). The amount of the credit loss of an impaired debt security is the difference between the amortized cost and the greater of (i) the present value of expected future cash flows and (ii) the fair value of the security. In instances where no credit loss exists but it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in fair value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI were recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income. See Note 7, “Investment Information—Other-Than-Temporary Impairments” for additional information.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under FASB guidance regarding the accounting for derivative instruments and hedging activities, all derivative financial instruments, including embedded derivative instruments, are required to be recognized as either assets or liabilities in the consolidated balance sheets and measured at fair value. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the consolidated financial statements depends on whether it has been designated and qualifies as part of a hedging relationship and whether the hedge is highly effective in achieving offsetting changes in the fair value of the asset or liability hedged. The Company’s investment strategy allows for the use of derivative instruments. Derivative instruments may be used to enhance investment performance, replicate investment positions or manage market exposures and duration risk that would be allowed under the Company’s investment guidelines if implemented in other ways. Pursuant to FASB guidance, these instruments, which have no hedging designation, are recognized as assets and liabilities in the Company’s balance sheet at fair value, based on quoted market prices, and all realized and unrealized contract gains and losses are included in net realized gains and losses in its results of operations.

Net investment income includes interest and dividend income together with amortization of market premiums and discounts and is net of investment management and custody fees. Anticipated prepayments and expected maturities are used in applying the interest method for certain investments such as mortgage and other asset-backed securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. The net investment in such securities is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security. Such adjustments, if any, are included in net investment income when determined. Equity in net income (loss) of investment funds accounted for using the equity method includes changes in the fair value of certain alternative investments accounted for under the equity method.

Investment gains or losses realized on the sale of investments are determined on a first-in, first-out basis and are reflected in net income. Unrealized appreciation or decline in the value of securities, which are carried at fair value, is excluded from net income and recorded as a separate component of other comprehensive income, net of applicable deferred income tax.

(h) Reserves for Losses and Loss Adjustment Expenses
The reserve for losses and loss adjustment expenses consists of estimates of unpaid reported losses and loss adjustment expenses and estimates for losses incurred but not reported. The reserve for unpaid reported losses and loss adjustment expenses, established by management based on reports from ceding companies and claims from insureds, excludes estimates of amounts due from insureds related to losses under high deductible policies, and represents the estimated ultimate cost of events or conditions that have been reported to or specifically identified by the Company. Such reserves are supplemented by management’s estimates of reserves for losses incurred for which reports or claims have not been received. The Company’s reserves are based on a combination of reserving methods, incorporating both Company and industry loss development patterns. The Company selects the initial expected loss and loss adjustment expense ratios based on information derived by its underwriters and actuaries during the initial pricing of the business, supplemented by industry data where appropriate. Such ratios consider, among other things, rate changes and changes in terms and conditions that have been observed in the market. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, are reflected in income in the period in which they are determined. As actual loss information has been reported, the Company has developed its own loss experience and its reserving methods include other actuarial techniques. Over time, such techniques have been given further weight in its reserving process based on the continuing maturation of the Company’s reserves. Inherent in the estimates of ultimate losses and loss adjustment expenses are expected trends in claims severity and frequency and other factors which may vary significantly as claims are settled. Accordingly, ultimate losses and loss adjustment expenses may differ materially from the amounts recorded in the accompanying consolidated financial statements. Losses and loss adjustment expenses are recorded on an undiscounted basis, except for excess workers’ compensation and employers’ liability business written by the Company’s insurance operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(i) Contractholder Receivables and Payables
Certain insurance policies written by the Company’s insurance operations feature large deductibles, primarily in its construction and national accounts lines of business. Under such contracts, the Company is obligated to pay the claimant for the full amount of the claim. The Company is subsequently reimbursed by the policyholder for the deductible amount. These amounts are included on a gross basis in the consolidated balance sheet in contractholder payables and contractholder receivables, respectively. In the event that the Company is unable to collect from the policyholder, the Company would record an increase to losses and loss adjustment expenses related to such policy.

(j) Foreign Exchange
Assets and liabilities of foreign operations whose functional currency is not the U.S. Dollar are translated at the prevailing exchange rates at each balance sheet date. Revenues and expenses of such foreign operations are translated at average exchange rates during the year. The net effect of the translation adjustments for foreign operations, net of applicable deferred income taxes, is included in accumulated other comprehensive income. Monetary assets and liabilities, such as premiums receivable and the reserve for losses and loss adjustment expenses, denominated in foreign currencies are revalued at the exchange rate in effect at the balance sheet date with the resulting foreign exchange gains and losses included in net income. Accounts that are classified as non-monetary, such as deferred acquisition costs and the unearned premium reserves, are not revalued. In the case of foreign currency denominated fixed maturity securities which are classified as “available for sale,” the change in exchange rates between the local currency and the Company’s functional currency at each balance sheet date is included in unrealized appreciation or decline in value of securities, a component of accumulated other comprehensive income.

(k) Income Taxes
Deferred income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. A valuation allowance is recorded if it is more likely than not that some or all of a deferred tax asset may not be realized. The Company considers future taxable income and feasible tax planning strategies in assessing the need for a valuation allowance. In the event the Company determines that it will not be able to realize all or part of its deferred income tax assets in the future, an adjustment to the deferred income tax assets would be charged to income in the period in which such determination is made. In addition, if the Company subsequently assesses that the valuation allowance is no longer needed, a benefit would be recorded to income in the period in which such determination is made. During 2012, the Company established a valuation allowance against certain deferred tax assets. See Note 12 for more information.

The Company recognizes a tax benefit where it concludes that it is more likely than not that the tax benefit will be sustained on audit by the taxing authority based solely on the technical merits of the associated tax position. If the recognition threshold is met, the Company recognizes a tax benefit measured at the largest amount of the tax benefit that, in the Company’s judgment, is greater than 50% likely to be realized. The Company records interest and penalties related to unrecognized tax benefits in the provision for income taxes.

(l) Share-Based Payment Arrangements
The Company applies a fair value based measurement method in accounting for its share-based payment arrangements with eligible employees and directors. Compensation expense is estimated based on the fair value of the award at the grant date and is recognized in net income over the requisite service period with a corresponding increase in shareholders’ equity. No value is attributed to awards that employees forfeit because they fail to satisfy vesting conditions. As such, the number of shares granted is reduced by assumed forfeitures and adjusted based on actual forfeitures until vesting. The Company’s share-based payment arrangements generally vest over a three year period with one-third vesting on the first, second and third anniversaries of the grant date. The share-based compensation expense associated with such awards that have graded vesting features and vest based on service conditions only is calculated on a straight-line basis over the requisite service period for the entire award. For awards granted to retirement-eligible employees where no service is required for the employee to retain the award,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the grant date fair value is immediately recognized as compensation expense at the grant date because the employee is able to retain the award without continuing to provide service. For employees near retirement eligibility, attribution of compensation cost is over the period from the grant date to the retirement eligibility date. In November 2012, the Company issued off-cycle share-based awards, which will cliff vest on the fifth anniversary of the grant date. The expense for such grant will be amortized on a straight- line basis over the five-year requisite service period. The off-cycle awards have similar terms as the annual award agreements, however with respect to retirement eligible employees service is required for the employee to retain the award. Retirement-eligible employees retiring prior to the fifth anniversary of the grant date will vest in a pro-rated portion of the award commensurate with the service performed. Such employees will receive the vested portion at the end of the five-year cliff period. These charges had no impact on the Company’s cash flows or total shareholders’ equity. See Note 17 for information relating to the Company’s share-based payment awards.

(m) Guaranty Fund and Other Related Assessments
Liabilities for guaranty fund and other related assessments in the Company’s insurance and reinsurance operations are accrued when the Company receives notice that an amount is payable, or earlier if a reasonable estimate of the assessment can be made.

(n) Treasury Shares
Treasury shares are common shares purchased by the Company and not subsequently cancelled. These shares are recorded at cost and result in a reduction of the Company’s shareholders’ equity in its Consolidated Balance Sheets.

(o) Recent Accounting Pronouncements
Effective January 1, 2012, the Company adopted an Accounting Standards Update (“ASU”) issued by the Financial Accounting Standards Board (“FASB”) concerning the accounting for costs associated with acquiring or renewing insurance contracts. This guidance was adopted retrospectively and has been applied to all prior period financial information contained in these consolidated financial statements. The impact of the adoption of the new guidance on the consolidated financial statements was as follows:

	As Previously	Effect of	As Currently
	Reported	Change	Reported
December 31, 2009
Deferred acquisition costs, net	$280,372	$(50,528)	$229,844
Other assets (1)	469,844	14,227	484,071
Retained earnings	3,605,809	(36,301)	3,569,508

Year Ended December 31, 2011
Other operating expenses	$431,480	$642	$432,122
Income tax benefit	(9,346)	(447)	(9,793)
Net income	436,358	(195)	436,163
Net income per common share - basic	$3.10	$—	$3.10
Net income per common share - diluted	$2.97	$—	$2.97

Year Ended December 31, 2010
Other operating expenses	$432,795	$55	$432,850
Income tax expense	7,868	(139)	7,729
Net income	842,588	84	842,672
Net income per common share - basic	$5.43	$—	$5.43
Net income per common share - diluted	$5.18	$—	$5.18
_____________________
(1) Effect of change equals tax benefit included in "other assets" on the Company's balance sheet.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Effective January 1, 2012, the Company prospectively adopted an ASU that provides clarification or changes to existing fair value measurement and disclosure requirements, including, for example, additional disclosure for fair value measurements categorized within Level 3 of the fair value hierarchy. See Note 8, “Fair Value,” for the Company’s disclosures on fair value.

Effective January 1, 2012, the Company adopted an ASU that is intended to increase the prominence of other comprehensive income in the financial statements by allowing only two options for reporting comprehensive income: (1) A single statement that presents the components of net income and total net income, the components of other comprehensive income and total other comprehensive income, and a total for comprehensive income or (2) in a two-statement approach that presents the components of net income and total net income in the first statement. That statement must be immediately followed by a financial statement that presents the components of other comprehensive income, a total for other comprehensive income, and a total for comprehensive income. The adoption of this ASU did not impact the presentation of the Company’s consolidated financial statements.

In December 2011, the FASB issued an ASU that expands the required disclosures about financial instruments and derivative instruments that are either offset for balance sheet presentation purposes or subject to an enforceable master netting arrangement or similar arrangement, regardless of whether they are offset for balance sheet presentation purposes. In January 2013, the FASB issued an ASU to clarify that the scope of the ASU on financial instruments applies to derivatives, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either or subject to an enforceable master netting arrangement or similar agreement. Entities with other types of financial assets and financial liabilities subject to a master netting arrangement or similar agreement also are affected because these amendments make them no longer subject to the disclosure requirements the ASU. These ASUs are effective for interim and annual periods beginning on or after January 1, 2013. These ASUs are disclosure-related only and do not amend existing guidance on offsetting on the balance sheet. As such, the Company does not believe that the adoption of these ASUs will impact the presentation of its consolidated financial statements.

In February 2013, the FASB issued new guidance requiring additional disclosures about reclassification adjustments from AOCI. This guidance will be effective for the 2013 first quarter. As this new guidance is disclosure-related only and does not amend existing guidance on the reporting of net income available to common shareholders or other comprehensive income, adoption will not impact the Company’s results of operations, financial condition or liquidity.

3.    Segment Information

The Company classifies its businesses into two underwriting segments – insurance and reinsurance – and corporate and other (non-underwriting). The Company’s insurance and reinsurance operating segments each have segment managers who are responsible for the overall profitability of their respective segments and who are directly accountable to the Company’s chief operating decision makers, the Chairman, President and Chief Executive Officer of ACGL and the Chief Financial Officer of ACGL. The chief operating decision makers do not assess performance, measure return on equity or make resource allocation decisions on a line of business basis. The Company determined its reportable operating segments using the management approach described in accounting guidance regarding disclosures about segments of an enterprise and related information.

Management measures segment performance based on underwriting income or loss. The Company does not manage its assets by segment and, accordingly, investment income is not allocated to each underwriting segment. In addition, other revenue and expense items are not evaluated by segment. The accounting policies of the segments are the same as those used for the preparation of the Company’s consolidated financial statements. Intersegment business is allocated to the segment accountable for the underwriting results.

The insurance segment consists of the Company’s insurance underwriting subsidiaries which primarily write on both an admitted and non-admitted basis. Specialty product lines include: casualty; construction; executive

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

assurance; healthcare; lenders products; national accounts; professional liability; programs; property, energy, marine and aviation; surety; travel and accident; and other (consisting of excess workers’ compensation, employer’s liability, alternative markets and accident and health business).

The reinsurance segment consists of the Company’s reinsurance underwriting subsidiaries. The reinsurance segment generally seeks to write significant lines on specialty property and casualty reinsurance contracts. Classes of business include: casualty; marine and aviation; other specialty; property catastrophe; property excluding property catastrophe (losses on a single risk, both excess of loss and pro rata); and other (consisting of mortgage, life, casualty clash and other).

Corporate and other (non-underwriting) includes net investment income, other income (loss), other expenses incurred by the Company, interest expense, net realized gains or losses, net impairment losses recognized in earnings, equity in net income (loss) of investment funds accounted for using the equity method, net foreign exchange gains or losses, income taxes and items related to the Company’s non-cumulative preferred shares.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following tables set forth an analysis of the Company’s underwriting income by segment, together with a reconciliation of underwriting income to net income available to common shareholders, summary information regarding net premiums written and earned by major line of business and net premiums written by location:

	Year Ended December 31, 2012
	Insurance	Reinsurance	Total
Gross premiums written (1)	$2,593,959	$1,282,000	$3,869,161
Net premiums written (1)	1,825,334	1,226,901	3,052,235
Net premiums earned (1)	$1,800,343	$1,134,797	$2,935,140
Fee income	2,335	5,755	8,090
Losses and loss adjustment expenses	(1,283,841)	(577,436)	(1,861,277)
Acquisition expenses, net	(298,983)	(209,901)	(508,884)
Other operating expenses	(307,489)	(122,546)	(430,035)
Underwriting income (loss)	$(87,635)	$230,669	143,034

Net investment income			294,895
Net realized gains			194,228
Net impairment losses recognized in earnings			(11,388)
Equity in net income (loss) of investment funds
accounted for using the equity method			73,510
Other income (loss)			(12,094)
Other expenses			(35,318)
Interest expense			(28,525)
Net foreign exchange losses			(28,955)
Income before income taxes			589,387
Income tax benefit			4,010

Net income			593,397
Preferred dividends			(25,079)
Loss on repurchase of preferred shares			(10,612)
Net income available to common shareholders			$557,706

Underwriting Ratios
Loss ratio	71.3%	50.9%	63.4%
Acquisition expense ratio (2)	16.5%	18.5%	17.3%
Other operating expense ratio	17.1%	10.8%	14.7%
Combined ratio	104.9%	80.2%	95.4%
_____________________

(1)
Certain amounts included in the gross premiums written of each segment are related to intersegment transactions. Accordingly, the sum of gross premiums written for each segment does not agree to the total gross premiums written as shown in the table above due to the elimination of intersegment transactions in the total.

(2)	The acquisition expense ratio is adjusted to include certain fee income.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2011
	Insurance	Reinsurance	Total
Gross premiums written (1)	$2,444,485	$998,520	$3,436,456
Net premiums written (1)	1,721,279	952,047	2,673,326
Net premiums earned (1)	$1,679,047	$952,768	$2,631,815
Fee income	2,870	559	3,429
Losses and loss adjustment expenses	(1,172,742)	(554,811)	(1,727,553)
Acquisition expenses, net	(278,696)	(184,241)	(462,937)
Other operating expenses	(307,797)	(92,945)	(400,742)
Underwriting income (loss)	$(77,318)	$121,330	44,012

Net investment income			338,198
Net realized gains			110,646
Net impairment losses recognized in earnings			(9,062)
Equity in net income (loss) of investment funds
accounted for using the equity method			(9,605)
Other income (loss)			(2,114)
Other expenses			(31,380)
Interest expense			(31,691)
Net foreign exchange gains			17,366
Income before income taxes			426,370
Income tax benefit			9,793

Net income			436,163
Preferred dividends			(25,844)
Net income available to common shareholders			$410,319

Underwriting Ratios
Loss ratio	69.8%	58.2%	65.6%
Acquisition expense ratio (2)	16.4%	19.3%	17.5%
Other operating expense ratio	18.3%	9.8%	15.2%
Combined ratio	104.5%	87.3%	98.3%
_____________________

(1)
Certain amounts included in the gross premiums written of each segment are related to intersegment transactions. Accordingly, the sum of gross premiums written for each segment does not agree to the total gross premiums written as shown in the table above due to the elimination of intersegment transactions in the total.

(2)	The acquisition expense ratio is adjusted to include certain fee income.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2010
	Insurance	Reinsurance	Total
Gross premiums written (1)	$2,402,202	$874,957	$3,266,787
Net premiums written (1)	1,658,963	852,077	2,511,040
Net premiums earned (1)	$1,651,106	$901,377	$2,552,483
Fee income	3,252	2,113	5,365
Losses and loss adjustment expenses	(1,117,564)	(400,151)	(1,517,715)
Acquisition expenses, net	(263,201)	(178,001)	(441,202)
Other operating expenses	(312,732)	(91,250)	(403,982)
Underwriting income (loss)	$(39,139)	$234,088	194,949

Net investment income			364,878
Net realized gains			252,751
Net impairment losses recognized in earnings			(11,321)
Equity in net income (loss) of investment funds
accounted for using the equity method			61,400
Other income			18,511
Other expenses			(28,868)
Interest expense			(30,007)
Net foreign exchange losses			28,108
Income before income taxes			850,401
Income tax benefit			(7,729)

Net income			842,672
Preferred dividends			(25,844)
Net income available to common shareholders			$816,828

Underwriting Ratios
Loss ratio	67.7%	44.4%	59.5%
Acquisition expense ratio (2)	15.7%	19.7%	17.2%
Other operating expense ratio	18.9%	10.1%	15.8%
Combined ratio	102.3%	74.2%	92.5%

_____________________

(1)
Certain amounts included in the gross premiums written of each segment are related to intersegment transactions. Accordingly, the sum of gross premiums written for each segment does not agree to the total gross premiums written as shown in the table above due to the elimination of intersegment transactions in the total.

(2)	The acquisition expense ratio is adjusted to include certain fee income.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31,
INSURANCE SEGMENT	2012	2011	2010
Net premiums written (1)
Programs	$352,867	$297,985	$273,076
Property, energy, marine and aviation	294,690	335,589	321,529
Professional liability	260,705	237,860	268,176
Executive assurance	250,904	231,405	219,458
Construction	130,201	120,405	112,827
Casualty	112,307	114,235	107,962
Lenders products	86,987	86,694	92,921
National accounts	80,929	80,973	67,925
Travel and accident	80,489	71,940	71,237
Surety	53,271	42,475	34,149
Healthcare	36,814	35,652	37,508
Other (2)	85,170	66,066	52,195
Total	$1,825,334	$1,721,279	$1,658,963

Net premiums earned (1)
Programs	$326,380	$287,598	$272,406
Property, energy, marine and aviation	313,081	322,510	335,967
Professional liability	258,401	252,037	264,603
Executive assurance	241,791	228,623	218,135
Construction	129,446	112,764	109,394
Casualty	113,597	111,654	109,613
Lenders products	95,838	75,291	71,170
National accounts	79,771	79,542	74,538
Travel and accident	78,050	69,945	66,791
Surety	47,302	41,119	37,967
Healthcare	36,779	35,906	39,722
Other (2)	79,907	62,058	50,800
Total	$1,800,343	$1,679,047	$1,651,106

Net premiums written by client location (1)
United States	$1,314,577	$1,208,007	$1,183,238
Europe	271,278	273,578	272,348
Asia and Pacific	120,492	119,523	99,776
Other	118,987	120,171	103,601
Total	$1,825,334	$1,721,279	$1,658,963

Net premiums written by underwriting location (1)
United States	$1,254,623	$1,153,835	$1,133,173
Europe	472,132	463,855	436,483
Other	98,579	103,589	89,307
Total	$1,825,334	$1,721,279	$1,658,963
_____________________

(1)	Insurance segment results include premiums written and earned assumed through intersegment transactions and exclude premiums written and earned ceded through intersegment transactions.

(2)	Includes excess workers’ compensation, employer’s liability, alternative markets and accident and health business.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31,
REINSURANCE SEGMENT	2012	2011	2010
Net premiums written (1)
Other specialty (2)	$297,962	$211,019	$131,158
Property catastrophe	283,677	246,793	202,989
Property excluding property catastrophe (3)	265,783	226,013	249,791
Casualty (4)	216,067	181,957	186,774
Marine and aviation	84,649	77,309	77,063
Other (5)	78,763	8,956	4,302
Total	$1,226,901	$952,047	$852,077

Net premiums earned (1)
Other specialty (2)	$303,805	$189,093	$95,611
Property catastrophe	280,185	238,748	215,148
Property excluding property catastrophe (3)	254,338	243,702	282,163
Casualty (4)	194,259	196,370	231,338
Marine and aviation	76,145	77,819	72,886
Other (5)	26,065	7,036	4,231
Total	$1,134,797	$952,768	$901,377

Net premiums written (1)
Pro rata	$598,874	$416,321	$411,962
Excess of loss	628,027	535,726	440,115
Total	$1,226,901	$952,047	$852,077

Net premiums earned (1)
Pro rata	$515,764	$435,311	$449,532
Excess of loss	619,033	517,457	451,845
Total	$1,134,797	$952,768	$901,377

Net premiums written by client location (1)
United States	$629,614	$512,319	$496,947
Europe	341,674	250,809	195,006
Asia and Pacific	104,398	75,590	28,116
Bermuda	72,864	60,246	75,517
Other	78,351	53,083	56,491
Total	$1,226,901	$952,047	$852,077

Net premiums written by underwriting location (1)
Bermuda	$595,999	$531,254	$461,890
United States	379,239	323,731	307,639
Europe	223,861	83,892	74,513
Other	27,802	13,170	8,035
Total	$1,226,901	$952,047	$852,077
_____________________

(1)	Reinsurance segment results include premiums written and earned assumed through intersegment transactions and exclude premiums written and earned ceded through intersegment transactions.

(2)	Includes U.K. motor, trade credit, surety, workers’ compensation catastrophe, accident and health and other.

(3)	Includes facultative business.

(4)	Includes professional liability, executive assurance and healthcare business.

(5)	Includes mortgage, life, casualty clash and other.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.     Reinsurance

In the normal course of business, the Company’s insurance subsidiaries cede a portion of their premium through pro rata and excess of loss reinsurance agreements on a treaty or facultative basis. The Company’s reinsurance subsidiaries participate in “common account” retrocessional arrangements for certain pro rata treaties. Such arrangements reduce the effect of individual or aggregate losses to all companies participating on such treaties, including the reinsurers, such as the Company’s reinsurance subsidiaries, and the ceding company. In addition, the Company’s reinsurance subsidiaries may purchase retrocessional coverage as part of their risk management program. Reinsurance recoverables are recorded as assets, predicated on the reinsurers’ ability to meet their obligations under the reinsurance agreements. If the reinsurers are unable to satisfy their obligations under the agreements, the Company’s insurance or reinsurance subsidiaries would be liable for such defaulted amounts.

The effects of reinsurance on the Company’s written and earned premiums and losses and loss adjustment expenses with unaffiliated reinsurers were as follows:

	Year Ended December 31,
	2012	2011	2010
Premiums Written
Direct	$2,673,864	$2,402,153	$2,338,428
Assumed	1,195,297	1,034,303	928,359
Ceded	(816,926)	(763,130)	(755,747)
Net	$3,052,235	$2,673,326	$2,511,040

Premiums Earned
Direct	$2,572,078	$2,357,656	$2,345,774
Assumed	1,165,371	1,034,939	976,911
Ceded	(802,309)	(760,780)	(770,202)
Net	$2,935,140	$2,631,815	$2,552,483

Losses and Loss Adjustment Expenses
Direct	$1,725,707	$1,584,815	$1,538,131
Assumed	578,081	630,466	429,551
Ceded	(442,511)	(487,728)	(449,967)
Net	$1,861,277	$1,727,553	$1,517,715

The Company monitors the financial condition of its reinsurers and attempts to place coverages only with substantial, financially sound carriers. At December 31, 2012, approximately 87.5% of the Company’s reinsurance recoverables on paid and unpaid losses (not including prepaid reinsurance premiums) of $1.87 billion were due from carriers which had an A.M. Best rating of “A-” or better and the largest reinsurance recoverables from any one carrier was approximately 4.7% of the Company’s total shareholders’ equity. At December 31, 2011, approximately 90.1% of the Company’s reinsurance recoverables on paid and unpaid losses (not including prepaid reinsurance premiums) of $1.85 billion were due from carriers which had an A.M. Best rating of “A-” or better and the largest reinsurance recoverables from any one carrier was approximately 5.4% of the Company’s total shareholders’ equity. Although the Company has not experienced any material credit losses to date, an inability of its reinsurers or retrocessionaires to meet their obligations to it over the relevant exposure periods for any reason could have a material adverse effect on its financial condition and results of operations.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.     Reserve for Losses and Loss Adjustment Expenses

The following table represents an analysis of losses and loss adjustment expenses and a reconciliation of the beginning and ending reserve for losses and loss adjustment expenses:

	Year Ended December 31,
	2012	2011	2010
Reserve for losses and loss adjustment expenses at beginning of year	$8,456,210	$8,098,454	$7,873,412
Unpaid losses and loss adjustment expenses recoverable	1,818,047	1,703,201	1,659,500
Net reserve for losses and loss adjustment expenses at beginning of year	6,638,163	6,395,253	6,213,912

Net incurred losses and loss adjustment expenses relating to losses occurring in:
Current year	2,082,805	2,012,569	1,664,411
Prior years	(221,528)	(285,016)	(146,696)
Total net incurred losses and loss adjustment expenses	1,861,277	1,727,553	1,517,715

Net losses and loss adjustment expense reserves of acquired business	31,977	—	—

Foreign exchange losses (gains)	38,184	(32,020)	(29,089)

Net paid losses and loss adjustment expenses relating to losses occurring in:
Current year	(295,984)	(325,273)	(200,789)
Prior years	(1,169,395)	(1,127,350)	(1,106,496)
Total net paid losses and loss adjustment expenses	(1,465,379)	(1,452,623)	(1,307,285)

Net reserve for losses and loss adjustment expenses at end of year	7,104,222	6,638,163	6,395,253
Unpaid losses and loss adjustment expenses recoverable	1,829,070	1,818,047	1,703,201
Reserve for losses and loss adjustment expenses at end of year	$8,933,292	$8,456,210	$8,098,454

2012 Prior Year Reserve Development

During 2012, the Company recorded estimated net favorable development on prior year loss reserves of $221.5 million, which consisted of $190.3 million from the reinsurance segment and $31.2 million from the insurance segment.

The reinsurance segment’s net favorable development of $190.3 million, or 16.8 points of net earned premium, consisted of $117.6 million from short-tailed lines and $72.7 million of net favorable development from medium-tailed and long-tailed lines. Favorable development in short-tailed lines included $92.1 million from property catastrophe and property other than property catastrophe reserves, primarily from the 2008 to 2011 underwriting years. Contained within this release was favorable development of $16.8 million from the 2005 to 2011 named catastrophic events. The net reduction of loss estimates for the reinsurance segment’s short-tailed lines primarily resulted from varying levels of reported and paid claims activity than previously anticipated which led to decreases or increases in certain loss ratio selections during 2012. Net favorable development of $72.7 million in medium-tailed and long-tailed lines included reductions in casualty reserves of $55.9 million, primarily from the 2003 to 2009 underwriting years, and marine and aviation reserves of $16.8 million, primarily from the 2008 to 2010 underwriting years. The balance of net favorable development was spread across various lines and underwriting years.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The insurance segment’s net favorable development of $31.2 million, or 1.7 points of net earned premium, consisted of $79.3 million of net favorable development from short-tailed lines, partially offset by $48.1 million of net adverse development from medium-tailed and long-tailed lines. Favorable development in short-tailed lines predominantly consisted of $69.0 million of net favorable development in property lines from the 2007 to 2011 accident years, primarily due to varying levels of reported claims activity, with the balance emanating from travel and accident and lender’s products, both primarily from the 2009 to 2011 accident years. Contained within this short tail release was favorable development of $19.1 million from 2005 to 2011 named catastrophic events. Net adverse development in medium-tailed and long-tailed lines of $48.1 million included a net increase of $38.9 million from the insurance segment’s U.K. underwriting operations for the 2007 to 2010 accident years, primarily due to an increase in Australian executive assurance reserves. In addition, U.S. primary specialty casualty reserves reflected a net increase of $23.0 million, primarily from the 2003 to 2005 accident years, and $19.8 million from U.S. professional liability in the two most recent accident years. Such amounts were partially offset by net favorable development spread across various lines and accident years.

2011 Prior Year Reserve Development

During 2011, the Company recorded estimated net favorable development on prior year loss reserves of $285.0 million, which consisted of $232.9 million from the reinsurance segment and $52.1 million from the insurance segment.

The reinsurance segment’s net favorable development of $232.9 million, or 24.4 points of net earned premium, consisted of $118.5 million from short-tailed lines and $114.4 million of net favorable development from medium-tailed and long-tailed lines. Favorable development in short-tailed lines included $97.6 million from property catastrophe and property other than property catastrophe reserves, primarily from the 2007 to 2010 underwriting years. Contained within this release was favorable development of $19.4 million from the 2005 to 2010 named catastrophic events. The net reduction of loss estimates for the reinsurance segment’s short-tailed lines primarily resulted from varying levels of reported and paid claims activity than previously anticipated which led to decreases or increases in certain loss ratio selections during 2011. Net favorable development of $114.4 million in medium-tailed and long-tailed lines included reductions in casualty reserves of $99.0 million, primarily from the 2002 to 2007 underwriting years, and marine and aviation reserves of $15.4 million, primarily from the 2006 to 2010 underwriting years. The balance of net favorable development was spread across various lines and underwriting years.

The insurance segment’s net favorable development of $52.1 million, or 3.1 points of net earned premium, consisted of $75.7 million of net favorable development from short-tailed lines, partially offset by $23.6 million of net adverse development from medium-tailed and long-tailed lines. Favorable development in short-tailed lines predominantly consisted of $68.5 million of net favorable development in property lines from the 2008 to 2010 accident years, primarily due to varying levels of reported claims activity, with the balance emanating from surety and lender’s products, both primarily from the 2008 to 2010 accident years. Contained within this short tail release was favorable development of $23.0 million from 2005 to 2011 named catastrophic events. Net adverse development in medium-tailed and long-tailed lines of $23.6 million included a net increase of $32.3 million in casualty reserves which consisted of $14.3 million of adverse development, primarily from the 2005 and 2007 accident years, on New York residential contractors business, $8.5 million of adverse development on a 2010 accident year energy casualty claim, and $9.5 million from other commercial claims. In addition, there was a net increase of $9.8 million in program business, primarily from the 2003 and 2004 accident years. Such amounts were partially offset by net favorable development spread across various lines and accident years.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2010 Prior Year Reserve Development

During 2010, the Company recorded estimated net favorable development on prior year loss reserves of $146.7 million, which consisted of $127.6 million from the reinsurance segment and $19.1 million from the insurance segment.

The reinsurance segment’s net favorable development of $127.6 million, or 14.2 points of net earned premium, consisted of $84.2 million from short-tailed lines and $43.4 million of net favorable development from medium-tailed and long-tailed lines. Favorable development in short-tailed lines included $61.0 million from property catastrophe and property other than property catastrophe reserves, primarily from the 2006 to 2009 underwriting years. The net reduction of loss estimates for the reinsurance segment’s short-tailed lines primarily resulted from varying levels of reported and paid claims activity than previously anticipated which led to decreases or increases in certain loss ratio selections during 2010. Net favorable development of $43.4 million in medium-tailed and long-tailed lines included reductions in casualty reserves of $34.1 million, primarily from the 2002 to 2006 underwriting years, and marine and aviation reserves of $9.3 million, primarily from the 2003 to 2007 underwriting years. The balance of net favorable development was spread across various lines and underwriting years.

The insurance segment’s net favorable development of $19.1 million, or 1.2 points of net earned premium, consisted of $56.7 million of net favorable development from short-tailed lines, partially offset by $37.6 million of net adverse development from medium-tailed and long-tailed lines. Favorable development in short-tailed lines predominantly consisted of $47.7 million of net favorable development in property lines from the 2005 to 2009 accident years, primarily due to varying levels of reported claims activity, with the balance emanating from alternative markets and lender’s products, primarily from the 2005 to 2009 accident years. Net adverse development in medium-tailed and long-tailed lines of $37.6 million included a net increase of $37.4 million in casualty reserves from the 2003 to 2005 accident years, which was primarily due to a small number of high severity claims in excess casualty and a high frequency of small claims in specialty casualty. In addition, there was a net increase of $19.8 million in executive assurance business, primarily from the 2008 and 2009 accident years. Such amounts were partially offset by net favorable development spread across various lines and accident years.

6.     Investment in Joint Venture

In May 2008, the Company provided $100.0 million of funding to Gulf Reinsurance Limited (“Gulf Re”), a newly formed reinsurer based in the Dubai International Financial Centre, pursuant to the joint venture agreement with Gulf Investment Corporation GSC (“GIC”). Under the agreement, Arch Re Bermuda and GIC each own 50% of Gulf Re, which commenced underwriting activities in June 2008. Gulf Re provides property and casualty reinsurance primarily in the member states of the Gulf Cooperation Council, which include Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates. The initial capital of the joint venture consisted of $200.0 million with an additional $200.0 million commitment to be funded equally by the Company and GIC depending on the joint venture’s business needs. The Company accounts for its investment in Gulf Re, shown as “Investment in joint venture,” using the equity method and records its equity in the operating results of Gulf Re in “Other income” on a quarter lag basis.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.     Investment Information

Available For Sale Securities

The following table summarizes the fair value and cost or amortized cost of the Company’s securities classified as available for sale:

	Estimated	Gross	Gross	Cost or	OTTI
	Fair	Unrealized	Unrealized	Amortized	Unrealized
	Value	Gains	Losses	Cost	Losses (2)
At December 31, 2012
Fixed maturities and fixed maturities pledged
under securities lending agreements (1):
Corporate bonds	$2,857,513	$105,798	$(6,710)	$2,758,425	$(62)
Mortgage backed securities	1,532,736	24,809	(7,484)	1,515,411	(9,329)
Municipal bonds	1,463,586	62,322	(1,421)	1,402,685	(17)
Commercial mortgage backed securities	824,165	37,514	(4,468)	791,119	(270)
U.S. government and government agencies	1,131,688	20,178	(1,095)	1,112,605	(19)
Non-U.S. government securities	998,901	33,701	(8,860)	974,060	—
Asset backed securities	1,073,999	25,528	(5,838)	1,054,309	(3,346)
Total	9,882,588	309,850	(35,876)	9,608,614	(13,043)

Equity securities	312,749	26,625	(12,290)	298,414	—
Other investments	549,281	32,583	(3,257)	519,955	—
Short-term investments	730,370	3,522	(1,248)	728,096	—
Total	$11,474,988	$372,580	$(52,671)	$11,155,079	$(13,043)

At December 31, 2011
Fixed maturities and fixed maturities pledged
under securities lending agreements (1):
Corporate bonds	$2,596,118	$79,407	$(29,922)	$2,546,633	$(1,138)
Mortgage backed securities	1,592,762	27,633	(23,226)	1,588,355	(20,466)
Municipal bonds	1,430,565	77,977	(886)	1,353,474	(105)
Commercial mortgage backed securities	1,046,326	28,780	(2,904)	1,020,450	(3,259)
U.S. government and government agencies	1,451,993	34,811	(3)	1,417,185	(207)
Non-U.S. government securities	737,477	33,486	(17,684)	721,675	—
Asset backed securities	576,757	14,649	(10,078)	572,186	(3,876)
Total	9,431,998	296,743	(84,703)	9,219,958	(29,051)

Equity securities	299,584	22,870	(22,344)	299,058	—
Other investments	238,111	8,340	(5,610)	235,381	—
Short-term investments	904,219	390	(5,292)	909,121	—
Total	$10,873,912	$328,343	$(117,949)	$10,663,518	$(29,051)
_____________________

(1)
In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged. For purposes of this table, the Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged. See “—Securities Lending Agreements.”

(2)
Represents the total other-than-temporary impairments (“OTTI”) recognized in accumulated other comprehensive income (“AOCI”). It does not include the change in fair value subsequent to the impairment measurement date. At December 31, 2012, the net unrealized gain related to securities for which a non-credit OTTI was recognized in AOCI was $2.0 million, compared to a net unrealized loss of $18.0 million at December 31, 2011.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes, for all available for sale securities in an unrealized loss position, the fair value and gross unrealized loss by length of time the security has been in a continual unrealized loss position:

	Less than 12 Months		12 Months or More		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
At December 31, 2012
Fixed maturities and fixed maturities
pledged under securities lending
agreements (1):
Corporate bonds	$490,784	$(3,692)	$52,334	$(3,018)	$543,118	$(6,710)
Mortgage backed securities	537,883	(4,290)	60,574	(3,194)	598,457	(7,484)
Municipal bonds	147,766	(1,120)	7,052	(301)	154,818	(1,421)
Commercial mortgage backed
securities	36,649	(2,261)	8,878	(2,207)	45,527	(4,468)
U.S. government and
government agencies	146,526	(1,095)	—	—	146,526	(1,095)
Non-U.S. government securities	244,827	(1,070)	135,564	(7,790)	380,391	(8,860)
Asset backed securities	234,584	(1,508)	57,371	(4,330)	291,955	(5,838)
Total	1,839,019	(15,036)	321,773	(20,840)	2,160,792	(35,876)
Equity securities	130,385	(10,200)	16,469	(2,090)	146,854	(12,290)
Other investments	23,849	(2,474)	35,083	(783)	58,932	(3,257)
Short-term investments	57,415	(1,248)	—	—	57,415	(1,248)
Total	$2,050,668	$(28,958)	$373,325	$(23,713)	$2,423,993	$(52,671)

At December 31, 2011
Fixed maturities and fixed maturities
pledged under securities lending
agreements (1):
Corporate bonds	$781,635	$(24,977)	$47,687	$(4,945)	$829,322	$(29,922)
Mortgage backed securities	255,101	(11,988)	44,606	(11,238)	299,707	(23,226)
Municipal bonds	39,156	(537)	14,988	(349)	54,144	(886)
Commercial mortgage backed
securities	87,796	(1,676)	14,582	(1,228)	102,378	(2,904)
U.S. government and
government agencies	7,059	(3)	—	—	7,059	(3)
Non-U.S. government securities	310,182	(16,139)	20,482	(1,545)	330,664	(17,684)
Asset backed securities	260,647	(8,197)	7,317	(1,881)	267,964	(10,078)
Total	1,741,576	(63,517)	149,662	(21,186)	1,891,238	(84,703)
Equity securities	130,045	(22,039)	1,923	(305)	131,968	(22,344)
Other investments	98,605	(3,053)	22,443	(2,557)	121,048	(5,610)
Short-term investments	189,100	(5,292)	—	—	189,100	(5,292)
Total	$2,159,326	$(93,901)	$174,028	$(24,048)	$2,333,354	$(117,949)
_____________________

(1)
In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged. For purposes of this table, the Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged. See “—Securities Lending Agreements.”

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2012, on a lot level basis, approximately 910 security lots out of a total of approximately 4,580 security lots were in an unrealized loss position and the largest single unrealized loss from a single lot in the Company’s fixed maturity portfolio was $2.5 million. At December 31, 2011, on a lot level basis, approximately 1,150 security lots out of a total of approximately 4,520 security lots were in an unrealized loss position and the largest single unrealized loss from a single lot in the Company’s fixed maturity portfolio was $3.0 million.

The contractual maturities of the Company’s fixed maturities and fixed maturities pledged under securities lending agreements are shown in the following table. Expected maturities, which are management’s best estimates, will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2012		December 31, 2011
	Estimated	Amortized	Estimated	Amortized
Maturity	Fair Value	Cost	Fair Value	Cost
Due in one year or less	$446,402	$436,376	$486,986	$476,734
Due after one year through five years	3,876,062	3,769,426	2,850,578	2,793,982
Due after five years through 10 years	1,949,297	1,869,698	2,532,834	2,441,800
Due after 10 years	179,927	172,275	345,755	326,451
	6,451,688	6,247,775	6,216,153	6,038,967
Mortgage backed securities	1,532,736	1,515,411	1,592,762	1,588,355
Commercial mortgage backed securities	824,165	791,119	1,046,326	1,020,450
Asset backed securities	1,073,999	1,054,309	576,757	572,186
Total	$9,882,588	$9,608,614	$9,431,998	$9,219,958

Securities Lending Agreements

The Company operates a securities lending program under which certain of its fixed income portfolio securities are loaned to third parties, primarily major brokerage firms, for short periods of time through a lending agent. The Company maintains legal control over the securities it lends, retains the earnings and cash flows associated with the loaned securities and receives a fee from the borrower for the temporary use of the securities. At December 31, 2012, the fair value and amortized cost of fixed maturities and short-term investments pledged under securities lending agreements were $50.8 million and $49.6 million, respectively, compared to $56.4 million and $54.5 million at December 31, 2011, respectively. At December 31, 2012, the portfolio of collateral backing the Company’s securities lending program included approximately $5.4 million fair value of sub-prime securities with an average credit quality of “CCC/Caa2” from Standard & Poor’s Rating Services (“S&P”)/ Moody’s Investors Service (“Moody’s”), compared to $7.3 million with an average credit quality of “B-/Caa2” from S&P/Moody’s at December 31, 2011.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Investments

The following table summarizes the Company’s other investments, including available for sale and fair value option components:

	December 31,
	2012	2011
Available for sale securities:
Asian and emerging markets	$316,860	$65,284
Investment grade fixed income	220,410	153,407
Non-investment grade fixed income	—	—
Other	12,010	19,420
Total available for sale	549,280	238,111
Fair value option:
Term loan investments (par value: $242,403 and $118,504)	241,304	113,911
Asian and emerging markets	24,035	—
Investment grade fixed income	69,852	2,381
Non-investment grade fixed income	11,093	—
Other	181,687	15,429
Total fair value option	527,971	131,721
Total	$1,077,251	$369,832

Certain of the Company’s other investments are in investment funds for which the Company has the option to redeem at agreed upon values as described in each investment fund’s subscription agreement. Depending on the terms of the various subscription agreements, investments in investment funds may be redeemed daily, monthly, quarterly or on other terms. Two common redemption restrictions which may impact the Company’s ability to redeem these investment funds are gates and lockups. A gate is a suspension of redemptions which may be implemented by the general partner or investment manager of the fund in order to defer, in whole or in part, the redemption request in the event the aggregate amount of redemption requests exceeds a predetermined percentage of the investment fund's net assets which may otherwise hinder the general partner or investment manager's ability to liquidate holdings in an orderly fashion in order to generate the cash necessary to fund extraordinarily large redemption payouts. A lockup period is the initial amount of time an investor is contractually required to hold the security before having the ability to redeem. If the investment funds are eligible to be redeemed, the time to redeem such fund can take weeks or months following the notification.

Fair Value Option

The Company elected to carry certain fixed maturity securities, equity securities and other investments at fair value under the fair value option afforded by accounting guidance regarding the fair value option for financial assets and liabilities. Changes in fair value of investments accounted for using the fair value option are included in “Net realized gains (losses).” The primary reasons for electing the fair value option were to reflect economic events in earnings on a timely basis and address simplification and cost-benefit considerations.

The Company also elected to carry the securities and related borrowings under the Federal Reserve Bank of New York’s (“FRBNY”) Term Asset-Backed Securities Loan Facility (“TALF”) at fair value under the fair value option. The securities purchased under TALF were reflected as “TALF investments, at fair value” and the secured financing from the FRBNY was reflected as “TALF borrowings, at fair value.” Changes in fair value for both the securities and borrowings was included in “Net realized gains (losses),” while interest income on the TALF investments was reflected in net investment income and interest expense on the TALF borrowings was reflected in interest expense. The primary reason for electing the fair value option on the TALF investments and TALF borrowings was to mitigate volatility in equity from using different measurement attributes (i.e., TALF investments carried at fair value whereas the related TALF borrowings would be recorded on an accrual basis absent electing the

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

fair value option). During 2012, the Company sold all remaining TALF investments and the related TALF borrowings were extinguished accordingly.

The following table summarizes the Company’s assets and liabilities which are accounted for using the fair value option:

	December 31,
	2012	2011
Fixed maturities	$363,541	$147,779
Other investments	527,971	131,721
Equity securities	25,954	87,403
Investments accounted for using the fair value option	917,466	366,903
Securities sold but not yet purchased (1)	(6,924)	(27,178)
TALF investments	—	387,702
TALF borrowings	—	(310,486)
Net assets accounted for using the fair value option	$910,542	$416,941
_____________________
(1) Represents the Company's obligations to deliver securities that it did not own at the time of sale. Such amounts are included in "other liabilities" on the Company's consolidated balance sheets.

Net Investment Income

The components of net investment income were derived from the following sources:

	Year Ended December 31,
	2012	2011	2010
Fixed maturities	$281,140	$331,469	$378,682
Term loan investments	15,283	2,854	—
Equity securities	7,963	7,332	1,363
Short-term investments	1,980	2,174	1,337
Other (1)	14,196	19,152	3,882
Gross investment income	320,562	362,981	385,264
Investment expenses	(25,667)	(24,783)	(20,386)
Net investment income	$294,895	$338,198	$364,878
_____________________
(1) Includes interest on term loan investments (included in "investments accounted for using the fair value option"), dividends on investment funds and other items.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net Realized Gains (Losses)

Net realized gains (losses) were as follows, excluding the other-than-temporary impairment provisions discussed above:

	Year Ended December 31,
	2012	2011	2010
Available for sale securities:
Gross gains on investment sales	$247,291	$271,818	$288,898
Gross losses on investment sales	(71,722)	(132,166)	(103,327)
Change in fair value of assets and liabilities
accounted for using the fair value option:
Fixed maturities	13,195	(12,164)	(489)
Equity securities	(73)	(31,519)	14,217
Other investments	7,383	(3,272)	—
TALF investments	629	1,412	10,176
TALF borrowings	(382)	(58)	(735)
Derivative instruments (1)	(1,326)	19,851	42,023
Other	(767)	(3,256)	1,988
Net realized gains	$194,228	$110,646	$252,751
_____________________

(1)	See Note 9 for information on the Company’s derivative instruments.

Other-Than-Temporary Impairments

The Company performs quarterly reviews of its available for sale investments in order to determine whether declines in fair value below the amortized cost basis were considered other-than-temporary in accordance with applicable guidance. The following table details the OTTI recognized in earnings by asset class:

	Year Ended December 31,
	2012	2011	2010
Fixed maturities:
Mortgage backed securities	$2,491	$5,023	$6,096
Corporate bonds	1,512	931	1,406
Non-U.S. government securities	261	—	—
Commercial mortgage backed securities	211	—	—
Asset backed securities	127	10	2,166
U.S. government and government agencies	10	—	—
Total	4,612	5,964	9,668
Investment of funds received under securities lending agreements	87	1,623	1,653
Equity securities	6,689	1,475	—
Total OTTI recognized in earnings	$11,388	$9,062	$11,321

A description of the methodology and significant inputs used to measure the amount of OTTI in 2012 is as follows:

•
Equity securities – the Company utilized information received from asset managers on common stocks, including the business prospects, recent events, industry and market data and other factors and the Company considered the time period over which the equities had been in a continual unrealized loss position. Available positive and negative evidence was reviewed and, following such review, an OTTI was recorded on certain equity securities and the cost basis of such securities was adjusted down accordingly;

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•
Mortgage backed securities – the Company utilized underlying data provided by asset managers, cash flow projections and additional information from credit agencies in order to determine an expected recovery value for each security. The analysis includes expected cash flow projections under base case and stress case scenarios which modify the expected default expectations and loss severities and slow down prepayment assumptions. The significant inputs in the models include the expected default rates, delinquency rates and foreclosure costs. The expected recovery values were reduced on a number of mortgage backed securities, primarily as a result of increases in expected default expectations and foreclosure costs. The amortized cost basis of the mortgage backed securities were adjusted down, if required, to the expected recovery value calculated in the OTTI review process;

•
Corporate bonds – the Company reviewed the business prospects, credit ratings, estimated loss given default factors, foreign currency impacts and information received from asset managers and rating agencies for certain corporate bonds. The amortized cost basis of the corporate bonds was adjusted down, if required, to the expected recovery value calculated in the OTTI review process. In addition, the Company recorded OTTI on a portfolio of global corporate bonds, non-U.S. government securities and U.S. Treasuries in the 2012 second quarter due to its intent to liquidate such portfolio;

•
Investment of funds received under securities lending agreements – the Company utilized analysis from its securities lending program manager in order to determine an expected recovery value for certain collateral backing the Company’s securities lending program which was invested in sub-prime securities. The analysis provided expected cash flow projections for the securities using similar criteria as described in the mortgage backed securities section above. The amortized cost basis of the investment of funds received under securities lending agreements was adjusted down, if required, to the expected recovery value calculated in the OTTI review process.

The Company believes that the $13 million of OTTI included in accumulated other comprehensive income at December 31, 2012 on the securities which were considered by the Company to be impaired was due to market and sector-related factors (i.e., not credit losses). At December 31, 2012, the Company did not intend to sell these securities, or any other securities which were in an unrealized loss position, and determined that it is more likely than not that the Company will not be required to sell such securities before recovery of their cost basis.

The following table provides a roll forward of the amount related to credit losses recognized in earnings for which a portion of an OTTI was recognized in accumulated other comprehensive income:

	Year Ended December 31,
	2012	2011	2010
Balance at start of year	$66,545	$86,040	$84,147
Credit loss impairments recognized on securities
not previously impaired	1,962	3,736	2,501
Credit loss impairments recognized on securities
previously impaired	2,735	3,850	8,820
Reductions for increases in cash flows expected to
be collected that are recognized over the remaining
life of the security	—	—	—
Reductions for securities sold during the period	(9,241)	(27,081)	(9,428)
Balance at end of year	$62,001	$66,545	$86,040

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Assets

The Company is required to maintain assets on deposit, which primarily consist of fixed maturities, with various regulatory authorities to support its insurance and reinsurance operations. The Company’s insurance and reinsurance subsidiaries maintain assets in trust accounts as collateral for insurance and reinsurance transactions with affiliated companies and also have investments in segregated portfolios primarily to provide collateral or guarantees for letters of credit to third parties. See Note 14, “Commitments and Contingencies—Letter of Credit and Revolving Credit Facilities,” for further details. The following table details the value of the Company’s restricted assets:

	December 31,	December 31,
	2012	2011
Assets used for collateral or guarantees:
Affiliated transactions	$4,062,097	$4,321,535
Third party agreements	771,631	757,669
Deposits with U.S. regulatory authorities	290,441	288,458
Deposits with non-U.S. regulatory authorities	247,321	169,733
Trust funds	96,342	60,558
Total restricted assets	$5,467,832	$5,597,953

Investment Funds Accounted For Using the Equity Method

The Company recorded equity in net income related to investment funds accounted for using the equity method of $73.5 million for 2012, compared to equity in net loss of $9.6 million for 2011 and equity in net income of $61.4 million for 2010, respectively. Due to the ownership structure of these investment funds (e.g., limited partnership), which invest in fixed maturity securities, the Company uses the equity method where it does not have a controlling interest and is not the primary beneficiary. In applying the equity method, these investments are initially recorded at cost and are subsequently adjusted based on the Company’s proportionate share of the net income or loss of the funds (which include changes in the fair value of the underlying securities in the funds). Such investments are generally recorded on a one month lag with some investments reported for on a three month lag based on the availability of reports from the investment funds. Changes in the carrying value of such investments are recorded in net income as “Equity in net income (loss) of investment funds accounted for using the equity method” while changes in the carrying value of the Company’s other fixed income investments are recorded as an unrealized gain or loss component of accumulated other comprehensive income in shareholders’ equity. As such, fluctuations in the carrying value of the investment funds accounted for using the equity method may increase the volatility of the Company’s reported results of operations. Investment funds accounted for using the equity method (excluding the Company’s investment in Aeolus LP) totaled $302.5 million at December 31, 2012, compared to $345.3 million at December 31, 2011.

8.     Fair Value

Accounting guidance regarding fair value measurements addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP and provides a common definition of fair value to be used throughout GAAP. It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly fashion between market participants at the measurement date. In addition, it establishes a three-level valuation hierarchy for the disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The level in the hierarchy within which a given fair value measurement falls is determined based on the lowest level input that is significant to the measurement (Level 1 being the highest priority and Level 3 being the lowest priority).

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The levels in the hierarchy are defined as follows:

Level 1:	Inputs to the valuation methodology are observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets

Level 2:
Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement

Fair Value Measurements on a Recurring Basis

Following is a description of the valuation methodologies used for securities measured at fair value, as well as the general classification of such securities pursuant to the valuation hierarchy.

The Company determines the existence of an active market based on its judgment as to whether transactions for the financial instrument occur in such market with sufficient frequency and volume to provide reliable pricing information. The independent pricing sources obtain market quotations and actual transaction prices for securities that have quoted prices in active markets. The Company uses quoted values and other data provided by nationally recognized independent pricing sources as inputs into its process for determining fair values of its fixed maturity investments. To validate the techniques or models used by pricing sources, the Company’s review process includes, but is not limited to: (i) quantitative analysis (e.g., comparing the quarterly return for each managed portfolio to its target benchmark, with significant differences identified and investigated); (ii) a review of the average number of prices obtained in the pricing process and the range of resulting fair values; (iii) initial and ongoing evaluation of methodologies used by outside parties to calculate fair value including a review of deep dive reports on selected securities which indicated the use of observable inputs in the pricing process; (iv) comparing the fair value estimates to its knowledge of the current market; (v) a comparison of the pricing services’ fair values to other pricing services’ fair values for the same investments; and (vi) back-testing, which includes randomly selecting purchased or sold securities and comparing the executed prices to the fair value estimates from the pricing service. At December 31, 2012, the Company obtained an average of 2.7 quotes or prices per investment, compared to 2.8 quotes or prices at December 31, 2011. Where multiple quotes or prices were obtained, a price source hierarchy was maintained in order to determine which price source would be used (i.e., a price obtained from a pricing service with more seniority in the hierarchy will be used over a less senior one in all cases). The hierarchy prioritizes pricing services based on availability and reliability and assigns the highest priority to index providers. Based on the above review, the Company will challenge any prices for a security or portfolio which are considered not to be representative of fair value. At December 31, 2012, the Company adjusted certain prices (primarily on structured securities) obtained from the pricing services and substituted alternate prices (primarily broker-dealer quotes) for such securities. Such adjustments did not have a material impact on the overall fair value of the Company’s investment portfolio at December 31, 2012.

The independent pricing sources obtain market quotations and actual transaction prices for securities that have quoted prices in active markets. Each source has its own proprietary method for determining the fair value of securities that are not actively traded. In general, these methods involve the use of “matrix pricing” in which the independent pricing source uses observable market inputs including, but not limited to, investment yields, credit risks and spreads, benchmarking of like securities, broker-dealer quotes, reported trades and sector groupings to determine a reasonable fair value. In addition, pricing vendors use model processes, such as an Option Adjusted Spread model, to develop prepayment and interest rate scenarios. The Option Adjusted Spread model is commonly used to estimate fair value for securities such as mortgage backed and asset backed securities. In certain circumstances, when fair values are unavailable from these independent pricing sources, quotes are obtained directly from broker-dealers who are active in the corresponding markets. Such quotes are subject to the validation procedures noted above. Of the $12.4 billion of financial assets and liabilities measured at fair value at December

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

31, 2012, approximately $927.9 million, or 7.5%, were priced using non-binding broker-dealer quotes. Of the $11.97 billion of financial assets and liabilities measured at fair value at December 31, 2011, approximately $1.19 billion, or 9.9%, were priced using non-binding broker-dealer quotes.

The Company reviews its securities measured at fair value and discusses the proper classification of such investments with investment advisors and others. A discussion of the general classification of the Company’s financial instruments follows:

Fixed maturities. The Company determined that all U.S. Treasuries would be classified as Level 1 securities due to observed levels of trading activity, the high number of strongly correlated pricing quotes received on U.S. Treasuries and other factors. Where the Company believes that quoted market prices are not available or that the market is not active, fair values are estimated by using quoted prices of securities with similar characteristics, pricing models or matrix pricing and are generally classified as Level 2 securities. The Company determined that Level 2 securities included corporate bonds, mortgage backed securities, municipal bonds, asset backed securities and non-U.S. government securities. The Company determined that certain Euro-denominated corporate bonds which invest in underlying portfolios of fixed income securities for which there is a low level of transparency around inputs to the valuation process should be classified within Level 3 of the valuation hierarchy and certain other corporate bonds.

Equity securities. The Company determined that exchange-traded equity securities would be included in Level 1 as their fair values are based on quoted market prices in active markets. Other equity securities are included in Level 2 of the valuation hierarchy.

Other investments. The fair values for certain of the Company’s other investments are determined using net asset values (“NAV”) as advised by external fund managers. The NAV is based on the fund manager’s valuation of the underlying holdings in accordance with the fund’s governing documents. Periodically, the Company performs a number of monitoring procedures in order to assess the quality of the NAVs, including regular review and discussion of each fund's performance, regular evaluation of fund performance against applicable benchmarks and the backtesting of the NAVs against audited and interim financial statements. Other investments with liquidity terms allowing the Company to substantially redeem its holdings in a short time frame at the applicable NAV are reflected in Level 2. Other investments with redemption restrictions that prevent the Company from redeeming in the near term are classified in Level 3 of the valuation hierarchy.

Short-term investments. The Company determined that certain of its short-term investments held in highly liquid money market-type funds would be included in Level 1 as their fair values are based on quoted market prices in active markets. Other short-term investments are classified in Level 2 of the valuation hierarchy.

TALF investments and TALF borrowings. The Company’s TALF investments consisted of commercial mortgage backed securities and asset backed securities which were estimated using the procedures noted above for fixed maturities. Prices for the TALF borrowings were based on information received from an independent pricing source which utilized quoted prices of securities with similar characteristics and pricing models to determine fair value. As such, the Company included TALF investments and TALF borrowings in Level 2. During 2012, all remaining TALF investments were sold and the related TALF borrowings were extinguished accordingly.

The Company reviews the classification of its investments each quarter. In the 2010 first quarter, the Company determined that all U.S. Treasuries would be classified as Level 1 securities. Such determination resulted in $1.09 billion of previously classified as Level 2 being moved into Level 1. No other transfers were made between Level 1 and Level 2 in 2010, 2011 or 2012. In the 2012 fourth quarter, the Company determined that certain other investments priced using a NAV would be included in Level 3 due to a review of the redemption restrictions discussed above. This resulted in a transfer of $257.8 million from Level 2 into Level 3 in the 2012 fourth quarter. In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged under securities lending agreements. For purposes of the following tables, the

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged under securities lending agreements, at fair value.

The following table presents the Company’s financial assets and liabilities measured at fair value by level at December 31, 2012:

		Fair Value Measurement Using:
	Estimated Fair	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
Assets measured at fair value:
Available for sale securities:
Fixed maturities and fixed maturities pledged
under securities lending agreements (1):
Corporate bonds	$2,857,513	$—	$2,759,109	$98,404
Mortgage backed securities	1,532,736	—	1,532,736	—
Municipal bonds	1,463,586	—	1,463,586	—
Commercial mortgage backed securities	824,165	—	824,165	—
U.S. government and government agencies	1,131,688	1,131,688	—	—
Non-U.S. government securities	998,901	—	998,901	—
Asset backed securities	1,073,999	—	1,073,999	—
Total	9,882,588	1,131,688	8,652,496	98,404
Equity securities	312,749	312,666	83	—
Other investments	549,281	—	365,078	184,203
Short-term investments	730,370	678,442	51,928	—
Fair value option:
Investments accounted for using the
fair value option:
Corporate bonds	275,132	—	275,132	—
Non-U.S. government bonds	88,409	—	88,409	—
Equity securities	25,954	25,954	—	—
Other investments	527,971	—	332,621	195,350
Total	917,466	25,954	696,162	195,350
Total assets measured at fair value	$12,392,454	$2,148,750	$9,765,747	$477,957

Liabilities measured at fair value:
Fair value option:
Securities sold but not yet purchased (2)	$6,924	$6,924	$—	$—
Total liabilities measured at fair value	$6,924	$6,924	$—	$—
_____________________

(1)
In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged. For purposes of this table, the Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged.

(2)	Represents the Company’s obligation to deliver securities that it did not own at the time of sale. Such amounts are included in “other liabilities” on the Company’s consolidated balance sheets.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the Company’s financial assets and liabilities measured at fair value by level at December 31, 2011:

		Fair Value Measurement Using:
	Estimated Fair	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
Assets measured at fair value:
Available for sale securities:
Fixed maturities and fixed maturities pledged
under securities lending agreements (1):
Corporate bonds	$2,596,118	$—	$2,504,027	$92,091
Mortgage backed securities	1,592,762	—	1,592,762	—
Municipal bonds	1,430,565	—	1,430,565	—
Commercial mortgage backed securities	1,046,326	—	1,046,326	—
U.S. government and government agencies	1,451,993	1,451,993	—	—
Non-U.S. government securities	737,477	—	737,477	—
Asset backed securities	576,757	—	576,757	—
Total	9,431,998	1,451,993	7,887,914	92,091
Equity securities	299,584	299,528	56	—
Other investments	238,111	—	232,987	5,124
Short-term investments	904,219	837,371	66,848	—
Fair value option:
Investments accounted for using the
fair value option:
Corporate bonds	122,935	—	122,935	—
Non-U.S. government bonds	24,844	—	24,844	—
Equity securities	87,403	87,403	—	—
Other investments	131,721	—	131,721	—
Total	366,903	87,403	279,500	—
TALF investments	387,702	—	387,702	—
Total assets measured at fair value	$11,628,517	$2,676,295	$8,855,007	$97,215

Liabilities measured at fair value:
Fair value option:
TALF borrowings	$310,486	$—	$310,486	$—
Securities sold but not yet purchased (2)	27,178	27,178	—	—
Total liabilities measured at fair value	$337,664	$27,178	$310,486	$—
_____________________

(1)
In securities lending transactions, the Company receives collateral in excess of the fair value of the fixed maturities and short-term investments pledged. For purposes of this table, the Company has excluded the collateral received and reinvested and included the fixed maturities and short-term investments pledged.

(2)	Represents the Company’s obligation to deliver securities that it did not own at the time of sale. Such amounts are included in “other liabilities” on the Company’s consolidated balance sheets.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents a reconciliation of the beginning and ending balances for all investments measured at fair value on a recurring basis using Level 3 inputs for 2012, 2011 and 2010:

	Fair Value Measurements Using:
	Significant Unobservable Inputs (Level 3)
	Available for sale		Fair value option
	Corporate Bonds	Other Investments	Other Investments	Total
Year Ended December 31, 2012
Balance at beginning of year	92,091	5,124	0	97,215
Total gains or (losses) (realized/unrealized)
Included in earnings (1)	4,419	1,829	(611)	5,637
Included in other comprehensive income	2,049	1,026	0	3,075
Purchases, issuances and settlements
Purchases	0	25,000	91,232	116,232
Issuances	0	0	0	0
Sales	0	0	0	0
Settlements	(155)	(1,829)	0	(1,984)
Transfers in and/or out of Level 3	0	153,053	104,729	257,782
Balance at end of year	98,404	184,203	195,350	477,957

Year Ended December 31, 2011
Balance at beginning of year	153,509	7,858	0	161,367
Total gains or (losses) (realized/unrealized)
Included in earnings (1)	2,276	1,709	0	3,985
Included in other comprehensive income	(4,515)	(3,777)	0	(8,292)
Purchases, issuances and settlements
Purchases	0	0	0	0
Issuances	0	0	0	0
Sales	(49,947)	(666)	0	(50,613)
Settlements	(9,232)	0	0	(9,232)
Transfers in and/or out of Level 3	0	0	0	0
Balance at end of year	92,091	5,124	0	97,215

Year Ended December 31, 2010
Balance at beginning of year	178,385	49,668	0	228,053
Total gains or (losses) (realized/unrealized)
Included in earnings (1)	11,687	3,250	0	14,937
Included in other comprehensive income	(8,744)	(694)	0	(9,438)
Purchases, issuances and settlements
Purchases	0	0	0	0
Issuances	0	0	0	0
Sales	0	(42,157)	0	(42,157)
Settlements	(27,819)	(2,209)	0	(30,028)
Transfers in and/or out of Level 3	0	0	0	0
Balance at end of year	153,509	7,858	0	161,367
_____________________

(1)	Gains or losses on corporate bonds and other investments were recorded in net realized gains (losses).

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amount of total gains for 2012 included in earnings attributable to the change in unrealized gains or losses relating to assets still held at December 31, 2012 was $5.6 million. The amount of total gains for 2011 included in earnings attributable to the change in unrealized gains or losses relating to assets still held at December 31, 2011 was $0.6 million. The amount of total losses for 2010 included in earnings attributable to the change in unrealized gains or losses relating to assets still held at December 31, 2010 was $14.9 million.

Fair Value Measurements on a Non-Recurring Basis

The Company measures the fair value of certain assets on a non-recurring basis, generally quarterly, annually, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include investment funds accounted for using the equity method, investment in joint venture, certain other investments, goodwill and intangible assets, and long-lived assets. The Company uses a variety of techniques to measure the fair value of these assets when appropriate, as described below:

Investments accounted for using the equity method and Investment in joint venture. When the Company determines that the carrying value of these assets may not be recoverable, the Company records the assets at fair value with the loss recognized in income. In such cases, the Company measures the fair value of these assets using the techniques discussed above in “—Fair Value Measurements on a Recurring Basis.”

Goodwill and Intangible Assets.  The goodwill and intangible assets of acquired businesses, which totaled $38.3 million and $22.3 million, respectively, at December 31, 2012 and 2011, is included in “Other assets” in the Company’s balance sheet and represents the difference between the purchase price and the fair value of the net tangible assets of the acquired businesses. The Company tests goodwill and intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable, but at least annually for goodwill. When the Company determines goodwill and intangible assets may be impaired, the Company uses techniques including discounted expected future cash flows, to measure fair value.

Long-Lived Assets. The Company tests its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of a long-lived asset may not be recoverable.

9.     Derivative Instruments

The Company’s investment strategy allows for the use of derivative securities. The Company’s derivative instruments are recorded on its consolidated balance sheets at fair value. The fair values of those derivatives are based on quoted market prices. All realized and unrealized contract gains and losses are reflected in the Company’s results of operations. The Company utilizes exchange traded U.S. Treasury note, Eurodollar and other futures contracts and commodity futures to manage portfolio duration or replicate investment positions in its portfolios. Certain of the Company’s investments are managed in portfolios which incorporate the use of foreign currency forward contracts which are intended to provide an economic hedge against foreign currency movements. In addition, the Company utilizes other foreign currency forward contracts and currency options as part of its investment strategy.

The Company purchases to-be-announced mortgage backed securities (“TBAs”) as part of its investment strategy. TBAs represent commitments to purchase a future issuance of agency mortgage backed securities. For the period between purchase of a TBA and issuance of the underlying security, the Company’s position is accounted for as a derivative. The Company purchases TBAs in both long and short positions to enhance investment performance and as part of its overall investment strategy. The Company did not hold any derivatives which were designated as hedging instruments at December 31, 2012 or December 31, 2011.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information on the fair values and notional values of the Company’s derivative instruments. The fair values of TBAs is included in fixed maturities while the fair value of all other derivatives is included in other investments in the consolidated balance sheets.

	Asset Derivatives		Liability Derivatives
	Estimated Fair Value	Notional Value	Estimated Fair Value	Notional Value
At December 31, 2012
Futures contracts	$52	$300,500	$(52)	$39,900
Foreign currency forward contracts	2,809	186,059	(2,678)	210,409
TBAs	23,599	22,000	(4,346)	4,000
Other	448	21,850	(676)	28,491
Total	$26,908		$(7,752)

At December 31, 2011
Futures contracts	$771	$364,035	$(145)	$16,275
Foreign currency forward contracts	11,937	352,992	(6,558)	253,733
TBAs	23,661	23,000	(2,178)	2,000
Other	4,005	187,613	(2,048)	309,931
Total	$40,374		$(10,929)

The following table summarizes derivative instrument activity, which is reflected as net realized gains or losses in the consolidated statements of operations:

Derivatives not designated as	Year Ended December 31,
hedging instruments	2012	2011	2010
Futures contracts	$(3,307)	$2,293	$36,675
Foreign currency forward contracts	(214)	895	(5,266)
TBAs	4,413	12,329	6,311
Other	(2,218)	4,334	4,303
Total	$(1,326)	$19,851	$42,023

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.     Other Comprehensive Income (Loss)

Following are the related tax effects allocated to each component of other comprehensive income (loss):

	Before	Tax	Net
	Tax	Expense	of Tax
	Amount	(Benefit)	Amount
Year Ended December 31, 2012
Unrealized appreciation (decline) in value of investments:
Unrealized holding gains arising during period	$279,704	$4,986	$274,718
Portion of other-than-temporary impairment losses
recognized in other comprehensive income (loss)	(787)	—	(787)
Less reclassification of net realized gains
included in net income	168,756	10,145	158,611
Foreign currency translation adjustments	18,748	974	17,774
Other comprehensive income (loss)	$128,909	$(4,185)	$133,094

Year Ended December 31, 2011
Unrealized appreciation (decline) in value of investments:
Unrealized holding gains arising during period	$112,834	$18,987	$93,847
Portion of other-than-temporary impairment losses
recognized in other comprehensive income (loss)	(4,788)	—	(4,788)
Less reclassification of net realized gains
included in net income	130,690	2,340	128,350
Foreign currency translation adjustments	(12,461)	(1,172)	(11,289)
Other comprehensive income (loss)	$(35,105)	$15,475	$(50,580)

Year Ended December 31, 2010
Unrealized appreciation (decline) in value of investments:
Unrealized holding gains arising during period	$242,515	$5,779	$236,736
Portion of other-than-temporary impairment losses
recognized in other comprehensive income	(1,752)	—	(1,752)
Less reclassification of net realized gains
included in net income	175,628	5,697	169,931
Foreign currency translation adjustments	2,312	1,388	924
Other comprehensive income	$67,447	$1,470	$65,977

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.     Earnings Per Common Share

The calculation of basic earnings per common share excludes dilutive securities and is computed by dividing income available to common shareholders by the weighted average number of Common Shares, including vested restricted shares, outstanding for the periods. The following table sets forth the computation of basic and diluted earnings per common share:

	Year Ended December 31,
	2012	2011	2010
Numerator:
Net income	$593,397	$436,163	$842,672
Preferred dividends	(25,079)	(25,844)	(25,844)
Loss on repurchase of preferred shares	(10,612)	-	-
Net income available to common shareholders	$557,706	$410,319	$816,828

Denominator:
Weighted average common shares outstanding – basic	134,446,158	132,221,970	150,545,148
Effect of dilutive common share equivalents:
Nonvested restricted shares	857,174	940,612	1,044,444
Stock options (1)	2,955,515	5,127,120	5,975,565
Weighted average common shares and common share equivalents
outstanding – diluted	138,258,847	138,289,702	157,565,157

Earnings per common share:
Basic	$4.15	$3.10	$5.43
Diluted	$4.03	$2.97	$5.18
_____________________

(1)
Certain stock options were not included in the computation of diluted earnings per share where the exercise price of the stock options exceeded the average market price and would have been anti-dilutive or where, when applying the treasury stock method to in-the-money options, the sum of the proceeds, including unrecognized compensation, exceeded the average market price and would have been anti-dilutive. For 2012, 2011 and 2010, the number of stock options excluded were 839,414, 462,020 and 577,155, respectively.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.     Income Taxes

ACGL is incorporated under the laws of Bermuda and, under current Bermuda law, is not obligated to pay any taxes in Bermuda based upon income or capital gains. The Company has received a written undertaking from the Minister of Finance in Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits, income, gain or appreciation on any capital asset, or any tax in the nature of estate duty or inheritance tax, such tax will not be applicable to ACGL or any of its operations until March 31, 2035. This undertaking does not, however, prevent the imposition of taxes on any person ordinarily resident in Bermuda or any company in respect of its ownership of real property or leasehold interests in Bermuda.

ACGL and its non-U.S. subsidiaries will be subject to U.S. federal income tax only to the extent that they derive U.S. source income that is subject to U.S. withholding tax or income that is effectively connected with the conduct of a trade or business within the U.S. and is not exempt from U.S. tax under an applicable income tax treaty with the U.S. ACGL and its non-U.S. subsidiaries will be subject to a withholding tax on dividends from U.S. investments and interest from certain U.S. payors (subject to reduction by any applicable income tax treaty). ACGL and its non-U.S. subsidiaries intend to conduct their operations in a manner that will not cause them to be treated as engaged in a trade or business in the United States and, therefore, will not be required to pay U.S. federal income taxes (other than U.S. excise taxes on insurance and reinsurance premium and withholding taxes on dividends and certain other U.S. source investment income). However, because there is uncertainty as to the activities which constitute being engaged in a trade or business within the United States, there can be no assurances that the U.S. Internal Revenue Service will not contend successfully that ACGL or its non-U.S. subsidiaries are engaged in a trade or business in the United States. If ACGL or any of its non-U.S. subsidiaries were subject to U.S. income tax, ACGL’s shareholders’ equity and earnings could be materially adversely affected. ACGL has subsidiaries and branches that operate in various jurisdictions around the world that are subject to tax in the jurisdictions in which they operate. The significant jurisdictions in which ACGL’s subsidiaries and branches are subject to tax include the United States, United Kingdom, Ireland, Canada, Switzerland and Denmark.

The components of income taxes attributable to operations were as follows:

	Year Ended December 31,
	2012	2011	2010
Current expense (benefit):
United States	$8,267	$(214)	$11,300
Non-U.S.	737	8,045	8,034
	9,004	7,831	19,334

Deferred (benefit) expense:
United States	(9,779)	(11,563)	(12,976)
Non-U.S.	(3,235)	(6,061)	1,371
	(13,014)	(17,624)	(11,605)
Income tax (benefit) expense	$(4,010)	$(9,793)	$7,729

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s income or loss before income taxes was earned in the following jurisdictions:

	Year Ended December 31,
	2012	2011	2010
Income (Loss) Before Income Taxes:
Bermuda	$609,710	$454,673	$823,167
United States	9,600	(18,662)	23,142
Other	(29,923)	(9,641)	4,092
Total	$589,387	$426,370	$850,401

The expected tax provision computed on pre-tax income or loss at the weighted average tax rate has been calculated as the sum of the pre-tax income in each jurisdiction multiplied by that jurisdiction’s applicable statutory tax rate. The statutory tax rates by jurisdiction were as follows: Bermuda (0.0%), United States (35.0%), United Kingdom (24.5%), Ireland (12.5%), Denmark (25.0%) and the Netherlands (23.3%).

A reconciliation of the difference between the provision for income taxes and the expected tax provision at the weighted average tax rate follows:

	Year Ended December 31,
	2012	2011	2010
Expected income tax (benefit) expense computed on pre-tax
income at weighted average income tax rate	$(3,426)	$(5,388)	$10,016
Addition (reduction) in income tax expense
(benefit) resulting from:
Tax-exempt investment income	(9,257)	(8,885)	(8,281)
Meals and entertainment	688	633	657
State taxes, net of U.S. federal tax benefit	270	309	402
U.S. operations’ foreign taxes, net of U.S. federal tax benefit	544	(402)	(253)
Prior year adjustment	(1,581)	(91)	677
Non deductible foreign exchange gains & losses	(436)	978	1,067
Changes in applicable tax rate	1,193	217	1,469
Dividend withholding taxes	2,511	2,237	718
Change in valuation allowance	4,281	—	—
Other	1,203	599	1,257
Income tax (benefit) expense	$(4,010)	$(9,793)	$7,729

On November 20, 2001, the Company underwent an ownership change for U.S. federal income tax purposes as a result of the investment led by investment funds associated with Warburg Pincus LLC (“Warburg Pincus”) and Hellman and Friedman LLC (“Hellman & Friedman”). As a result of this ownership change, limitations have been imposed upon the utilization by the Company’s U.S. operating subsidiaries of existing net operating losses. Utilization by such subsidiaries of the net operating losses is limited to approximately $2.4 million per year in accordance with Section 382 of the Internal Revenue Code of 1986 as amended (the “Code”).

The Company has net operating loss carryforwards in its U.S. operating subsidiaries totaling $5.0 million at December 31, 2012. Such net operating losses are currently available to offset future taxable income of the subsidiaries. Under applicable law, the U.S. net operating loss carryforwards expire between 2018 and 2020.

The Company also has a foreign tax credit carryforward of $8.2 million, of which $4.2 million relates to the Company’s U.S. operations and will expire between 2020 and 2021. The remaining $4.0 million of foreign tax credits relate to the Company’s Lloyd’s operations and can be carried forward indefinitely. Additionally, the

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company has an alternative minimum tax (“AMT”) credit carryforward in the amount of $14.4 million which can be carried forward indefinitely.

The Company also has net operating loss carryforwards in its U.K. and Irish operating subsidiaries of $10.7 million and $5.5 million, respectively. These losses can be carried forward without expiration.

Deferred income tax assets and liabilities reflect temporary differences based on enacted tax rates between the carrying amounts of assets and liabilities for financial reporting and income tax purposes. Significant components of the Company’s deferred income tax assets and liabilities were as follows:

	December 31,
	2012	2011
Deferred income tax assets:
Net operating loss	$4,925	$1,831
AMT credit carryforward	14,423	13,127
Discounting of net loss reserves	54,860	45,329
Net unearned premium reserve	30,614	26,048
Compensation liabilities	22,713	21,357
Foreign tax credit carryforward	8,229	10,374
Interest expense	3,628	1,506
Other, net	15,237	11,377
Deferred tax assets before valuation allowance	154,629	130,949
Valuation allowance	(4,309)	—
Deferred tax assets net of valuation allowance	150,320	130,949

Deferred income tax liabilities:
Depreciation and amortization	(4,896)	(5,674)
Deferred acquisition costs, net	(5,988)	(232)
Deposit accounting liability	(4,823)	(4,922)
Net unrealized foreign exchange gains	(2,825)	(1,850)
Net unrealized appreciation of investments	(30,662)	(35,117)
Other, net	(2,544)	(2,482)
Total deferred tax liabilities	(51,738)	(50,277)
Net deferred income tax assets	$98,582	$80,672

FASB guidance regarding the accounting for uncertainty in income taxes prescribes a “more likely than not” threshold for the financial statement recognition of a tax position taken or expected to be taken in a tax return, assuming the relevant tax authority has full knowledge of all relevant information. The amount recognized represents the largest amount of tax benefit that is greater than 50% likely of being ultimately realized. A liability is recognized for any benefit claimed, or expected to be claimed, in a tax return in excess of the benefit recorded in the financial statements, along with any interest and penalty (if applicable) on the excess. The Company recognizes interest and penalties relating to unrecognized tax benefits in the provision for income taxes.

As of December 31, 2012 and 2011, the Company’s total unrecognized tax benefits, including interest and penalties, were nil.

The Company or its subsidiaries or branches files income tax returns in the U.S. federal jurisdiction and various state, local and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state, local, or non-U.S. income tax examination for years before 2009.

In addition to unrecognized tax benefits, the Company provides a valuation allowance to reduce certain deferred tax assets to an amount which management expects to more likely than not be realized. As of December 31, 2012, the Company’s valuation allowance was $4.3 million, compared to nil at December 31, 2011.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2012, the Company recovered $1.8 million for income taxes, compared to income taxes paid, net of recoveries, of $1.9 million in 2011 and $7.2 million in 2010. As of December 31, 2012, the Company’s current income tax recoverable (included in “Other assets”) was $7.9 million.

Federal Excise Taxes

The United States also imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States. The rates of tax, unless reduced by an applicable U.S. tax treaty, are four percent for non-life insurance premiums and one percent for life insurance and all reinsurance premiums. The Company incurs federal excise taxes on certain of its reinsurance transactions, including amounts ceded through intercompany transactions. For 2012, 2011 and 2010, the Company incurred approximately $8.6 million, $9.3 million and $11.5 million, respectively, of federal excise taxes. Such amounts are reflected as acquisition expenses in the Company’s consolidated statements of income.

13.    Transactions with Related Parties

The Company made an investment of $50.0 million in Aeolus LP (“Aeolus”) in 2006. Aeolus operates as an unrated reinsurance platform that provides property catastrophe protection to insurers and reinsurers on both an ultimate net loss and industry loss warranty basis. The Company’s investment in Aeolus, included in “Investments accounted for using the equity method” on the balance sheet, represents an approximate 4% share in Aeolus and is accounted for using the equity method. The Company made its investment in Aeolus on the same economic terms as a fund affiliated with Warburg Pincus. During 2010, all remaining shares of the Company owned by Warburg Pincus were distributed. In addition, one of the founders of Aeolus is Peter Appel, former President and CEO and a former director of the Company. During 2012, 2011 and 2010, the Company received distributions of $19.8 million, $33.2 million and $20.0 million, respectively, from Aeolus.

14.     Commitments and Contingencies

Concentrations of Credit Risk

The creditworthiness of a counterparty is evaluated by the Company, taking into account credit ratings assigned by independent agencies. The credit approval process involves an assessment of factors, including, among others, the counterparty, country and industry credit exposure limits. Collateral may be required, at the discretion of the Company, on certain transactions based on the creditworthiness of the counterparty.

The areas where significant concentrations of credit risk may exist include unpaid losses and loss adjustment expenses recoverable, prepaid reinsurance premiums and paid losses and loss adjustment expenses recoverable net of reinsurance balances payable (collectively, “reinsurance recoverables”), investments and cash and cash equivalent balances. The Company’s reinsurance recoverables at December 31, 2012 and 2011 amounted to $1.98 billion and $1.98 billion, respectively, and primarily resulted from reinsurance arrangements entered into in the course of its operations. A credit exposure exists with respect to reinsurance recoverables as they may become uncollectible. The Company manages its credit risk in its reinsurance relationships by transacting with reinsurers that it considers financially sound and, if necessary, the Company may hold collateral in the form of funds, trust accounts and/or irrevocable letters of credit. This collateral can be drawn on for amounts that remain unpaid beyond specified time periods on an individual reinsurer basis.

In addition, the Company underwrites a significant amount of its business through brokers and a credit risk exists should any of these brokers be unable to fulfill their contractual obligations with respect to the payments of insurance and reinsurance balances owed to the Company. During 2012, approximately 20.3% and 14.1% of the Company’s consolidated gross written premiums were generated from or placed by Aon Corporation and its subsidiaries and Marsh & McLennan Companies and its subsidiaries, respectively, compared to approximately

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.4% and 14.2% for 2011, respectively, and 18.8% and 15.1% for 2010, respectively. No other broker and no one insured or reinsured accounted for more than 10% of gross premiums written for 2012, 2011 and 2010.

The Company’s available for sale investment portfolio is managed in accordance with guidelines that have been tailored to meet specific investment strategies, including standards of diversification, which limit the allowable holdings of any single issue. There were no investments in any entity in excess of 10% of the Company’s shareholders’ equity at December 31, 2012 other than investments issued or guaranteed by the United States government or its agencies.

Investment Commitments

The Company’s investment commitments, which are primarily related to agreements entered into by the Company to invest in funds and separately managed accounts when called upon, were approximately $778.8 million at December 31, 2012.

Letter of Credit and Revolving Credit Facilities

As of December 31, 2012, the Company had a $300.0 million unsecured revolving loan and letter of credit facility and a $500.0 million secured letter of credit facility (the “Credit Agreement”). Under the terms of the Credit Agreement, Arch Re U.S. and Arch Re Bermuda are limited to issuing an aggregate of $100.0 million of unsecured letters of credit as part of the $300.0 million unsecured revolving loan. Borrowings of revolving loans may be made by ACGL at a variable rate based on LIBOR or an alternative base rate at the option of the Company. Secured letters of credit are available for issuance on behalf of the Company’s insurance and reinsurance subsidiaries. The Credit Agreement and related documents are structured such that each party that requests a letter of credit or borrowing does so only for itself and for only its own obligations. Issuance of letters of credit and borrowings under the Credit Agreement are subject to the Company’s compliance with certain covenants and conditions, including absence of a material adverse change. These covenants require, among other things, that the Company maintain a debt to total capital ratio of not greater than 0.35 to 1 and consolidated tangible net worth in excess of $3.09 billion plus 25% of future aggregate net income for each quarterly period (not including any future net losses) beginning after June 30, 2011 and 25% of future aggregate proceeds from the issuance of common or preferred equity and that the Company’s principal insurance and reinsurance subsidiaries maintain at least a “B++” rating from A.M. Best. In addition, certain of the Company’s subsidiaries which are party to the Credit Agreement are required to maintain minimum shareholders’ equity levels. The Company was in compliance with all covenants contained in the Credit Agreement at December 31, 2012. The Credit Agreement expires on August 18, 2014.

In addition, the Company has access to secured letter of credit facilities for up to a total of $98.5 million, which are available on a limited basis and for limited purposes (together with the secured portion of the Credit Agreement and these letter of credit facilities, the “LOC Facilities”). The principal purpose of the LOC Facilities is to issue, as required, evergreen standby letters of credit in favor of primary insurance or reinsurance counterparties with which the Company has entered into reinsurance arrangements to ensure that such counterparties are permitted to take credit for reinsurance obtained from the Company’s reinsurance subsidiaries in United States jurisdictions where such subsidiaries are not licensed or otherwise admitted as an insurer, as required under insurance regulations in the United States, and to comply with requirements of Lloyd’s of London in connection with qualifying quota share and other arrangements. The amount of letters of credit issued is driven by, among other things, the timing and payment of catastrophe losses, loss development of existing reserves, the payment pattern of such reserves, the further expansion of the Company’s business and the loss experience of such business. When issued, certain letters of credit are secured by a portion of the Company’s investment portfolio. In addition, the LOC Facilities also require the maintenance of certain covenants, which the Company was in compliance with at December 31, 2012. At such date, the Company had approximately $439.4 million in outstanding letters of credit under the LOC Facilities, which were secured by investments with a fair value of $514.3 million, and had $100.0 million of borrowings outstanding under the Credit Agreement.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Leases and Purchase Obligations

At December 31, 2012, the future minimum rental commitments, exclusive of escalation clauses and maintenance costs and net of rental income, for all of the Company’s operating leases are as follows:

2013	$17,685
2014	17,191
2015	15,579
2016	15,088
2017	12,836
Thereafter	59,295
Total	$137,674

All of these leases are for the rental of office space, with expiration terms that range from 2013 to 2024. Rental expense, net of income from subleases, was approximately $17.1 million, $16.4 million and $15.0 million for 2012, 2011 and 2010, respectively.

The Company has also entered into certain agreements which commit the Company to purchase goods or services, primarily related to software and computerized systems. Such purchase obligations were approximately $21.5 million and $17.0 million at December 31, 2012 and 2011, respectively.

Employment and Other Arrangements

At December 31, 2012, the Company has entered into employment agreements with certain of its executive officers for periods extending up to March 2018. Such employment arrangements provide for compensation in the form of base salary, annual bonus, share-based awards, participation in the Company’s employee benefit programs and the reimbursements of expenses.

15.    Senior Notes

On May 4, 2004, ACGL completed a public offering of $300.0 million principal amount of 7.35% senior notes (“Senior Notes”) due May 1, 2034. The Senior Notes are ACGL’s senior unsecured obligations and rank equally with all of its existing and future senior unsecured indebtedness. Interest payments on the Senior Notes are due on May 1st and November 1st of each year. ACGL may redeem the Senior Notes at any time and from time to time, in whole or in part, at a “make-whole” redemption price. The fair value of the Senior Notes at December 31, 2012 and 2011 was $379.1 million and $353.8 million, respectively.

During 2012, 2011 and 2010, the Company made interest payments of $29.1 million, $30.5 million and $29.9 million, respectively, related to its Senior Notes and other financing arrangements discussed in Note 14.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.    Shareholders’ Equity

Authorized and Issued

The authorized share capital of the Company consists of 600 million Common Shares, par value of $0.0033 per share, and 50 million Preferred Shares, par value of $0.01 per share.

Common Shares

The following table presents a roll-forward of changes in the Company’s issued and outstanding Common Shares:

	Year Ended December 31,
	2012	2011	2010
Common Shares:
Shares issued and outstanding, beginning of year	164,636,338	160,073,616	164,285,034
Shares issued (1)	2,066,065	3,592,713	3,711,228
Restricted shares issued, net of cancellations	1,553,169	970,009	1,107,183
Shares repurchased and retired (2)	—	—	(9,029,829)
Shares issued, end of year	168,255,572	164,636,338	160,073,616
Common shares in treasury, end of year	(34,412,959)	(30,277,993)	(20,441,391)
Shares issued and outstanding, end of year	133,842,613	134,358,345	139,632,225
_____________________

(1)	Includes shares issued from the exercise of stock options and stock appreciation rights, and shares issued from the employee share purchase plan.

(2)	Includes shares repurchased and retired from the share repurchase plan.

Share Repurchases

The board of directors of ACGL has authorized the investment in ACGL’s common shares through a share repurchase program. Authorizations have consisted of a $1.0 billion authorization in February 2007, a $500.0 million authorization in May 2008, a $1.0 billion authorization in November 2009 and a $1.0 billion authorization in February 2011. Since the inception of the share repurchase program through December 31, 2012, ACGL has repurchased approximately 108.7 million common shares for an aggregate purchase price of $2.73 billion. During 2012, ACGL repurchased 3.9 million common shares for an aggregate purchase price of $172.0 million, compared to 9.6 million common shares for an aggregate purchase price of $288.0 million during 2011 and 29.2 million common shares for an aggregate purchase price of $761.9 million during 2010. Weighted average shares outstanding for 2012 were reduced by 105.0 million shares, compared to 103.2 million shares for 2011 and 81.0 million shares for 2010. At December 31, 2012, approximately $769.9 million of share repurchases were available under the program. Repurchases under the program may be effected from time to time in open market or privately negotiated transactions. The timing and amount of the repurchase transactions under this program will depend on a variety of factors, including market conditions and corporate and regulatory considerations.

Treasury Shares

In May 2010, ACGL’s shareholders approved amendments to the bye-laws to permit ACGL to hold its own acquired shares as treasury shares in lieu of cancellation, as determined by ACGL’s board of directors. From May 5, 2010 to December 31, 2012, all repurchases of ACGL’s common shares in connection with the share repurchase plan noted above and other share-based transactions were held in the treasury under the cost method, and the cost of the common shares acquired is included in ‘Common shares held in treasury, at cost.’ Prior to May 5, 2010, such acquisitions were reflected as a reduction in additional paid-in capital. At December 31, 2012, the Company held 34.4 million shares for an aggregate cost of $1.03 billion in treasury, at cost.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Preferred Shares

On April 2, 2012, the Company completed the underwritten public offering of $325.0 million of its 6.75% Series C non-cumulative preferred shares (“Preferred Shares”). Except in specified circumstances relating to certain tax or corporate events, the Preferred Shares are not redeemable prior to April 2, 2017. The net proceeds from the offering of approximately $316 million and other available funds were used to redeem all of the Company’s $200.0 million of 8.0% Series A preferred shares and $125.0 million of 7.875% Series B preferred shares on May 2, 2012. The Series A preferred shares and Series B preferred shares were redeemed at a redemption price equal to $25.00 per share, plus all declared and unpaid dividends to (but excluding) the redemption date.

Dividends on the Preferred Shares are non-cumulative. Consequently, in the event dividends are not declared on the Preferred Shares for any dividend period, holders of Preferred Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accrue and will not be payable. Holders of Preferred Shares will be entitled to receive dividend payments only when, as and if declared by ACGL’s board of directors or a duly authorized committee of the board of directors. Any such dividends will be payable from the date of original issue on a non-cumulative basis, quarterly in arrears. To the extent declared, these dividends will accumulate, with respect to each dividend period, in an amount per share equal to 6.75% of the $25.00 liquidation preference per annum. The Company paid dividends of $28.4 million in 2012, compared to $25.8 million in 2011 and 2010 to holders of the Company’s preferred shares.

During the preparation of the 2012 Form 10-K, the Company reviewed the accounting for the issuance costs on the Series A and B preferred shares and determined that, due to the redemption of such shares in the 2012 second quarter, it should have recorded a “loss on repurchase of preferred shares” to remove the issuance costs from additional paid-in capital. The Company has revised the 2012 second quarter data included in its condensed quarterly financial information footnote to reflect the revision. Such revision had no impact on total shareholders’ equity or cash flows. Based on the Company’s assessment of materiality in accordance with SEC guidance, the Company concluded that both the loss on repurchase of preferred shares and the revision of this item are not material. See Note 21, “Unaudited Condensed Quarterly Financial Information.”

17.    Share-Based Compensation

Long Term Incentive and Share Award Plans

The 2012 Long Term Incentive and Share Award Plan (the “2012 Plan”) became effective as of May 9, 2012 (the “Effective Date”) following approval by shareholders of the Company. The 2012 Plan is intended to provide for competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of performance goals and to promote the creation of long-term value for shareholders by aligning the interests of such persons with those of shareholders. The 2012 Plan provides for the grant to eligible employees and directors stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units payable in common shares or cash, share awards in lieu of cash awards, dividend equivalents and other share-based awards. The 2012 Plan also provides the Company’s non-employee directors with the opportunity to receive the annual retainer fee for Board service in common shares. The 2012 Plan will terminate as to future awards on February 28, 2022.

The 2007 Long Term Incentive and Share Award Plan (the “2007 Plan”) was merged with and into the 2012 Plan as of the Effective Date. As of the Effective Date, the 3,153,924 remaining shares available for issuance under the 2007 Plan were transferred into the 2012 Plan and as of such date no additional grants may be made under the 2007 Plan. Grants which were outstanding under the 2007 Plan as of the Effective Date will continue in accordance with their original terms (subject to such amendments as the compensation committee determines appropriate, consistent with the terms of the 2007 Plan) and will be issued or transferred under the 2012 Plan.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The number of common shares reserved for grants of awards under the 2012 Plan, subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure is 7,433,924 which is the sum of (i) 4,280,000 and (ii) 3,153,924 shares remaining available for grants under the 2007 Plan. In addition, no more than 50% of such common shares may be issued in connection with full value awards (i.e., awards other than stock options or SARs) and no more than 2,000,000 common shares may be issued as incentive stock options under Section 422 of the Code. At December 31, 2012, 4,047,361 shares are available for grant under the 2012 Plan.

On May 11, 2007, following shareholder approval, the Company adopted the 2007 Employee Share Purchase Plan (the "ESPP"). The purpose of the ESPP is to give employees of ACGL and its subsidiaries an opportunity to purchase common shares through payroll deductions, thereby encouraging employees to share in the economic growth and success of ACGL and its subsidiaries. The ESPP is designed to qualify as an “employee share purchase plan” under Section 423 of the Code. A total of 2,250,000 common shares are reserved for issuance under the ESPP. At December 31, 2012, approximately 1,142,851 shares remain available for issuance. The ESPP provides for consecutive six-month offering periods (or other periods of not more than 27 months as determined by the compensation committee) under which participating employees can elect to have up to 20% of their total compensation withheld and applied to the purchase of common shares of the Company at the end of the period. Unless otherwise determined by the compensation committee before an offering period commences, (1) the purchase price will be 85% of the fair market value of the common shares at the beginning of the offering period; and (2) the maximum number of common shares that may be purchased by an employee in any offering period is 3,000 shares. In addition, applicable Code limitations specify, in general, that a participant’s right to purchase stock under the ESPP cannot accumulate at a rate in excess of $25,000 (based on the value at the beginning of the applicable offering periods) per calendar year. The Company recorded $0.9 million of share-based compensation expense, net of a tax benefit of $0.3 million, related to the ESPP for 2012, compared to $0.7 million, net of a tax benefit of $0.3 million, for 2011 and $0.6 million, net of a tax benefit of $0.2 million, for 2010.

In June 2002, following shareholder approval, the Company adopted the 2002 Long Term Incentive and Share Award Plan (the “2002 Plan”). An aggregate of 9,497,490 Common Shares has been reserved for issuance under the 2002 Plan. The 2002 Plan expired in January 2012.

With respect to certain subsidiaries, the Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Company’s share award plans. This includes the authority to withhold or receive shares or other property and to make cash payments in respect thereof.

Stock Option and Stock Appreciation Rights

The Company generally issues stock options and SARs to eligible employees, with exercise prices equal to the fair market values of the Company’s Common Shares on the grant dates. Such grants generally vest over a three year period with one-third vesting on the first, second and third anniversaries of the grant date. In addition, in November 2012 the Company issued off-cycle stock options and SARs to certain employees, which will cliff vest on the fifth anniversary of the grant date. Option awards have a 10 year contractual life. Refer to Note 2(l) for details related to the Company’s accounting for stock options.

The Company recorded after-tax share-based compensation expense of $8.5 million related to stock option awards for 2012, net of a tax benefit of $1.8 million, compared to $5.3 million related to stock option awards for 2011, net of a tax benefit of $1.5 million, and $6.6 million related to stock option awards for 2010, net of a tax benefit of $1.4 million. As of December 31, 2012, there was approximately $16.1 million of unrecognized compensation cost related to nonvested stock options. Such cost is expected to be recognized over a weighted average period of 3.22 years.

For purposes of determining estimated market value, the Company has computed the estimated market values of share-based compensation related to stock options using the Black-Scholes option valuation model and has applied the assumptions set forth in the following table. As described above, stock options generally vest over a

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

three year period with one-third vesting on the first, second and third anniversaries of the grant date. The expected life assumption (i.e., the estimated period of time between the date an option is granted and the date the option is exercised) was based on an expected term analysis which incorporated the Company’s historical share option exercise experience. The Company based its estimate of expected volatility for options granted during 2012 on daily historical trading data of its common shares from September 20, 2002, the date marking the completion of the Company’s transition as a worldwide insurance and reinsurance company. For options granted during 2011 and 2010, the Company based its volatility estimate under the same method used for 2012, using the period from September 20, 2002 through the last day of the applicable period.

	Year Ended December 31,
	2012	2011	2010
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	24.3%	24.6%	25.5%
Risk free interest rate	1.0%	2.2%	2.7%
Expected option life	6.25 years	6.0 years	5.9 years

The Black-Scholes option pricing model requires the input of highly subjective assumptions. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models may not provide a reliable single measure of the fair value of its employee stock options. In addition, management will continue to assess the assumptions and methodologies used to calculate estimated fair value of share-based compensation. Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies, and which could materially impact the Company’s fair value determination.

A summary of option activity under the Company’s Long Term Incentive and Share Award Plans during 2012 is presented below:

	Year Ended December 31, 2012
	Number of Options	Weighted Average Exercise Price
Outstanding, beginning of year	8,706,441	$18.90
Granted	2,003,816	$40.34
Exercised	(2,386,217)	$12.24
Forfeited or expired	(102,596)	$33.97
Outstanding, end of year	8,221,444	$25.87
Exercisable, end of year	5,787,477	$20.82

The weighted average grant-date fair value of options granted during 2012, 2011 and 2010 was $10.61, $9.73 and $7.63, respectively. The aggregate intrinsic value of options exercised during 2012, 2011 and 2010 was approximately $64.0 million, $106.0 million, and $61.7 million, respectively and represents the difference between the exercise price of the option and the closing market price of the Company’s common shares on the exercise dates. Shares issued upon exercise of stock options were from the Company’s authorized but unissued share capital pool.

The aggregate intrinsic value of the Company’s outstanding and exercisable stock options at December 31, 2012 was $149.2 million and $134.3 million, respectively. The weighted average remaining contractual life of the Company’s outstanding and exercisable stock options at December 31, 2012 was 5.9 years and 4.5 years, respectively. During 2012, the Company received proceeds of $9.1 million from the exercise of stock options and recognized a tax benefit of $6.0 million from the exercise of such options.

Restricted Common Shares and Restricted Units

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company also issues restricted share and unit awards to eligible employees and directors, for which the fair value is equal to the fair market values of the Company’s Common Shares on the grant dates. Restricted share and unit awards generally vest over a three year period with one-third vesting on the first, second and third anniversaries of the grant date. In addition, in November 2012 the Company issued off-cycle restricted share and unit awards to certain employees, which will cliff vest on the fifth anniversary of the grant date. Refer to Note 2(l) for details related to the Company’s accounting for restricted share and unit awards.

The Company recorded $24.6 million of share-based compensation expense, net of a tax benefit of $6.3 million, related to restricted share and unit awards for 2012, compared to $18.2 million, net of a tax benefit of $5.0 million, for 2011 and $17.3 million, net of a tax benefit of $5.0 million, for 2010. As of December 31, 2012, there were $51.1 million and $10.1 million, respectively, of unrecognized compensation costs related to unvested restricted share and unit awards which are expected to be recognized over a weighted average period of 3.2 years and 3.0 years, respectively.

A summary of unvested restricted share and unit activity under the Company’s Long Term Incentive and Share Award Plans for 2012 is presented below:

	Year Ended December 31, 2012
	Restricted Common Shares	Restricted Unit Awards
Unvested Shares:
Unvested balance, beginning of year	1,410,692	298,425
Granted	1,562,646	257,011
Vested	(776,180)	(196,197)
Forfeited	(82,518)	(1,989)
Unvested balance, end of year	2,114,640	357,250

Weighted Average Grant Date Fair Value:
Unvested balance, beginning of year	$27.85	$28.79
Granted	$40.74	$40.83
Vested	$25.87	$26.58
Forfeited	$33.63	$31.12
Unvested balance, end of year	$37.88	$38.03

During 2012, 2011 and 2010, the Company granted an aggregate of 1,819,657, 779,541 and 918,207 restricted share and restricted unit awards, respectively, with weighted average grant date fair values of $40.75, $33.82 and $25.05, respectively. During 2012, 2011 and 2010, the aggregate fair value of restricted shares and units that vested was $33.2 million, $31.7 million and $25.1 million, respectively. The aggregate intrinsic value of restricted units outstanding and exercisable at December 31, 2012 was $21.1 million and $5.4 million, respectively.

The issuance of share-based awards and amortization thereon has no effect on the Company’s consolidated shareholders’ equity.

18.    Retirement Plans

For purposes of providing employees with retirement benefits, the Company maintains defined contribution retirement plans. Contributions are based on the participants’ eligible compensation. For 2012, 2011 and 2010, the Company expensed approximately $19.3 million, $18.2 million and $18.1 million, respectively, related to these retirement plans.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.    Legal Proceedings

The Company, in common with the insurance industry in general, is subject to litigation and arbitration in the normal course of its business. As of December 31, 2012, the Company was not a party to any litigation or arbitration which is expected by management to have a material adverse effect on the Company’s results of operations and financial condition and liquidity.

20.     Statutory Information

The Company’s insurance and reinsurance subsidiaries are subject to insurance and/or reinsurance laws and regulations in the jurisdictions in which they operate. These regulations include certain restrictions on the amount of dividends or other distributions available to shareholders without prior approval of the insurance regulatory authorities.

The statutory capital and surplus for the Company’s principal operating subsidiaries at December 31, 2012 and 2011 was as follows:

	December 31,
	2012	2011
Statutory capital and surplus (1):
Bermuda	$5,010,386	$4,559,291
Ireland	$539,326	$532,342
United States	$842,841	$822,939
United Kingdom	$231,387	$223,389
_____________________

(1)	Such amounts include ownership interests in affiliated insurance and reinsurance subsidiaries.

The statutory net income (loss) for the Company’s principal operating subsidiaries for 2012, 2011 and 2010 was as follows:

	Year Ended December 31,
	2012	2011	2010
Statutory net income (loss):
Bermuda	$631,483	$447,447	$895,252
Ireland	$(1,940)	$9,123	$11,457
United States	$(21,517)	$(37,252)	$22,235
United Kingdom	$(4,449)	$1,637	$2,791

Statutory accounting differs from U.S. GAAP in the reporting of certain items such as acquisition costs, deferred income taxes and investments.

Bermuda

Under The Insurance Act 1978, as amended, and related regulations of Bermuda (the “Insurance Act”), Arch Re Bermuda, the Company’s Bermuda reinsurance and insurance subsidiary, is registered as a Class 4 insurer and long-term insurer and is required to annually prepare and file statutory financial statements and a statutory financial return with the Bermuda Monetary Authority (“BMA”). The Insurance Act also requires Arch Re Bermuda to maintain minimum share capital and must ensure that the value of its general business assets exceeds the amount of its general business liabilities by an amount greater than the prescribed minimum solvency margins and enhanced capital requirement pertaining to its general business. At December 31, 2012 and 2011, all such requirements were met.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Arch Re Bermuda is also required to file a regulatory risk based capital model that measures risks and determines enhanced capital requirements and a target capital level. In addition, all Class 4 Bermuda insurers must prepare and file with the BMA audited GAAP basis annual financial statements, which must be made publicly available. Declarations of dividends from retained earnings and distributions from additional paid-in-capital are subject to these requirements being met. For all applicable periods presented herein, Arch Re Bermuda satisfied these requirements.

The Bermuda Companies Act 1981 (the “Companies Act”) limits Arch Re Bermuda’s ability to pay dividends and distributions to shareholders if there are reasonable grounds for believing that: (a) Arch Re Bermuda is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of Arch Re Bermuda’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Under the Insurance Act, Arch Re Bermuda is restricted with respect to the payment of dividends. Arch Re Bermuda is prohibited from declaring or paying in any financial year dividends of more than 25% of its total statutory capital and surplus (as shown on its previous financial year’s statutory balance sheet) unless it files, at least seven days before payment of such dividends, with the Bermuda Monetary Authority an affidavit stating that it will continue to meet the required margins. In addition, Arch Re Bermuda is prohibited, without prior approval of the Bermuda Monetary Authority, from reducing by 15% or more its total statutory capital, as set out in its previous year’s statutory financial statements. Accordingly, Arch Re Bermuda can pay approximately $1.25 billion to ACGL during 2013 without providing an affidavit to the BMA.

Ireland

Arch Re Europe was licensed and authorized by the Central Bank of Ireland (“CBOI”) as a non-life reinsurer in October 2008 and as a life reinsurer in November 2009 while Arch Mortgage was authorized as a non-life insurer in Ireland in December 2011. Irish authorized reinsurers, such as Arch Re Europe and Arch Mortgage, are also subject to the general body of Irish laws and regulations including the provisions of the Companies Acts 1963-2012. Arch Re Europe and Arch Mortgage must file and submit their annual audited financial statements in accordance with Irish generally accepted accounting principles and related reports to the Registrar of Companies (“Registrar”) under the Companies Acts 1963-2012 together with an annual return of certain core corporate information. Changes to core corporate information during the year must also be notified to the Registrar. These requirements are in addition to the regulatory returns required to be filed annually with the CBOI. Arch Re Europe and Arch Mortgage are required to maintain reserves, particularly in respect of underwriting liabilities and a solvency margin as provided for in the European Communities (Reinsurance) Regulations, 2006, related guidance and the European Communities Insurance Accounts Regulations, 1996. Assets constituting statutory reserves must comply with certain principles including obligations to secure sufficiency, liquidity, security, quality, profitability and currency matching of investments. Statutory reserves must be actuarially certified annually.

Under Irish company law, Arch Re Europe and Arch Mortgage are permitted to make distributions only out of profits available for distribution. A company’s profits available for distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. Further, the CBOI has powers to intervene if a dividend payment were to lead to a breach of regulatory capital requirements.

United States

The Company’s U.S. insurance and reinsurance subsidiaries file financial statements prepared in accordance with statutory accounting practices prescribed or permitted by insurance regulators. Statutory net income and statutory surplus, as reported to the insurance regulatory authorities, differ in certain respects from the amounts prepared in accordance with GAAP. The main differences between statutory net income and GAAP net income relate to deferred acquisition costs and deferred income taxes. In addition to deferred acquisition costs and deferred income tax assets, other differences between statutory surplus and GAAP shareholder’s equity are unrealized appreciation or decline in value of investments and non-admitted assets.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s U.S. insurance and reinsurance subsidiaries are subject to insurance laws and regulations in the jurisdictions in which they operate. The ability of the Company’s regulated insurance subsidiaries to pay dividends or make distributions is dependent on their ability to meet applicable regulatory standards. These regulations include restrictions that limit the amount of dividends or other distributions, such as loans or cash advances, available to shareholders without prior approval of the insurance regulatory authorities. Dividends or distributions, if any, made by the Company’s U.S. regulated insurance and reinsurance subsidiaries to non-insurance affiliates would result in an increase in available capital at Arch-U.S., the Company’s U.S. holding company, which is owned by Arch Re Europe and a related holding company, which are subsidiaries of Arch Re Bermuda.

United Kingdom

The Company’s European insurance operations are conducted on two platforms: Arch Insurance Company Europe and Arch Syndicate 2012 (collectively, the insurance operations are referred to as “Arch Insurance Europe”). Arch Insurance Company Europe was licensed and authorized by the Financial Services Authority (“FSA”) to underwrite all classes of general insurance in the U.K. in May 2004. In April 2009, the Company received approval in principle from the Lloyd’s Franchise Board and the FSA to establish a managing agent and syndicate at Lloyd’s of London. Arch Underwriting at Lloyd’s Ltd is the managing agent of Arch Syndicate 2012 and is responsible for the daily management of Arch Syndicate 2012. The operations of AUAL and related Arch Syndicate 2012 and its corporate member, Arch Syndicate Investments Ltd, are subject to the byelaws and regulations made by (or on behalf of) the Council of Lloyd’s, and requirements made under those byelaws.

Arch Insurance Europe must file annual audited financial statements in accordance with International Financial Reporting Standards with Companies House under the Companies Act 2006 (as amended). In addition, Arch Insurance Europe is required to file regulatory returns with the FSA, which regulates insurance and reinsurance companies operating from the U.K. The financial statements required to be submitted to Companies House form the basis for the regulatory return required to be submitted to the FSA. The FSA’s capital adequacy and solvency regulations require a margin of capital to be determined by Arch Insurance Europe’s own individual capital assessment to value capital adequacy. The model Arch Insurance Europe uses to determine the capital requirement is reviewed and approved by the FSA who then issue an individual capital guidance.

Under U.K. law, all U.K. companies are restricted from declaring a dividend to their shareholders unless they have “profits available for distribution.” The calculation as to whether a company has sufficient profits is based on its accumulated realized profits minus its accumulated realized losses. U.K. insurance regulatory laws do not prohibit the payment of dividends, but the FSA requires that insurance companies maintain certain solvency margins and may restrict the payment of a dividend by Arch Insurance Europe. Dividends or distributions, if any, made by Arch Insurance Europe would result in an increase in available capital at Arch Re Europe, a subsidiary of Arch Re Bermuda.

21.     Unaudited Condensed Quarterly Financial Information

On May 2, 2012, the Company redeemed all of its $200.0 million of 8.0% Series A preferred shares and $125.0 million of 7.875% Series B preferred shares at a redemption price equal to $25.00 per share. During the preparation of the 2012 Form 10-K, the Company reviewed the accounting for the issuance costs on the Series A and B preferred shares and determined that, due to the redemption of such shares in the 2012 second quarter, it should have recorded a “loss on repurchase of preferred shares” to remove the issuance costs from additional paid-in capital. The Company has revised the 2012 second quarter data included in its condensed quarterly financial information footnote to reflect the revision. Such revision had no impact on total shareholders’ equity or cash flows. Based on the Company’s assessment of materiality in accordance with SEC guidance, the Company concluded that both the loss on repurchase of preferred shares and the revision of this item are not material.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the Company’s 2012 and 2011 unaudited condensed quarterly financial information:

	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
2012 Income Statement Data:
Net premiums written	$613,142	$755,249	$820,233	$863,611
Net premiums earned	779,481	748,691	726,656	680,312
Net investment income	73,769	73,221	73,608	74,297
Net realized gains	54,849	60,391	34,867	44,121
Net impairment losses recognized in earnings	(6,035)	(2,379)	(1,951)	(1,023)
Underwriting income (loss)	(91,334)	73,452	93,723	67,193
Net income	19,217	189,656	220,268	164,256
Preferred dividends	(5,485)	(5,484)	(7,649)	(6,461)
Loss on repurchase of preferred shares	—	—	(10,612)	—
Net income available to common shareholders	13,732	184,172	202,007	157,795
Net income per common share -- basic	$0.10	$1.36	$1.50	$1.18
Net income per common share -- diluted	$0.10	$1.33	$1.46	$1.14

2011 Income Statement Data:
Net premiums written	$511,124	$691,381	$706,543	$764,278
Net premiums earned	673,192	682,049	642,879	633,695
Net investment income	80,467	82,753	86,671	88,307
Net realized gains	14,542	30,199	45,210	20,695
Net impairment losses recognized in earnings	(1,959)	(2,739)	(1,684)	(2,680)
Underwriting income (loss)	69,468	38,567	(43)	(63,980)
Net income	145,332	168,755	96,603	25,473
Preferred dividends	(6,461)	(6,461)	(6,461)	(6,461)
Net income available to common shareholders	138,871	162,294	90,142	19,012
Net income per common share -- basic	$1.05	$1.23	$0.69	$0.14
Net income per common share -- diluted	$1.01	$1.18	$0.65	$0.14

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22.    Subsequent Events

In February 2013, the Company’s U.S.-based subsidiaries entered into a definitive agreement to acquire CMG Mortgage Insurance Company (“CMG MI”) from its current owners, PMI Mortgage Insurance Co. (“PMI”), which is in rehabilitation under the receivership of the Arizona Department of Insurance since 2011, and CMFG Life Insurance Company. The Company also agreed to acquire PMI’s mortgage insurance operating platform and related assets from PMI. It is anticipated that the transaction will close within 12 months, subject to approvals of the Arizona receivership court, applicable regulators and government-sponsored enterprises, and the satisfaction of customary closing conditions. At closing, it is currently estimated that the Company’s U.S.-based subsidiaries will pay aggregate consideration of approximately $300 million. Additional amounts may be paid based on the actual results of CMG MI’s pre-closing portfolio over an agreed upon period. In connection with the closing of the transactions, PMI and an affiliate of the Company’s U.S.-based subsidiaries will enter into a quota share reinsurance agreement pursuant to which such affiliate, as the reinsurer, will agree to provide 100% quota share indemnity reinsurance to PMI for all certificates of insurance that were issued by PMI between and including January 1, 2009 and December 31, 2011 that are not in default as of an agreed upon effective date. Subject to applicable regulatory and GSE approvals, such affiliate also will provide quota share reinsurance to CMG MI through a reinsurance agreement that will become effective prior to the closing. In addition, the Company will enter into a services agreement with PMI to provide for necessary services to administer the run-off of PMI’s legacy business at the direction of PMI.

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23.    Guarantor Financial Information

The following tables present condensed consolidating balance sheets at December 31, 2012 and 2011 and condensed consolidating statements of income, comprehensive income and cash flows for the years ended December 31, 2012, 2011 and 2010 for ACGL, Arch Capital Group (U.S.) Inc. ("Arch-U.S."), a 100% owned subsidiary of ACGL, and ACGL's other subsidiaries. Such information is being presented in connection with the offering by Arch-U.S. of senior notes which, upon issuance, will be fully and unconditionally guaranteed by the Company.

	December 31, 2012
Condensed Consolidating Balance Sheet	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Assets
Total investments	$8,328	$8,798	$12,674,114	$—	$12,691,240
Cash	6,417	612	364,012	—	371,041
Investments in subsidiaries	5,560,655	1,155,839	—	(6,716,494)	—
Due from subsidiaries and affiliates	254	—	352,063	(352,317)	—
Premiums receivable	—	—	877,210	(188,337)	688,873
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	—	—	5,849,750	(3,979,713)	1,870,037
Contractholder receivables	—	—	865,728	—	865,728
Prepaid reinsurance premiums	—	—	914,367	(615,883)	298,484
Deferred acquisition costs, net	—	—	262,822	—	262,822
Other assets	6,430	48,571	662,186	51,350	768,537
Total Assets	$5,582,084	$1,213,820	$22,822,252	$(11,801,394)	$17,816,762

Liabilities
Reserve for losses and loss adjustment expenses	$—	$—	$12,857,514	$(3,924,222)	$8,933,292
Unearned premiums	—	—	2,263,861	(615,883)	1,647,978
Reinsurance balances payable	—	—	529,562	(341,016)	188,546
Contractholder payables	—	—	865,728	—	865,728
Senior notes	300,000	—	—	—	300,000
Revolving credit agreement borrowings	100,000	—	—	—	100,000
Due to subsidiaries and affiliates	2,397	—	349,920	(352,317)	—
Other liabilities	10,809	31,193	421,800	148,538	612,340
Total Liabilities	413,206	31,193	17,288,385	(5,084,900)	12,647,884

Shareholders' Equity
Total Shareholders' Equity	5,168,878	1,182,627	5,533,867	(6,716,494)	5,168,878

Total Liabilities and Shareholders' Equity	$5,582,084	$1,213,820	$22,822,252	$(11,801,394)	$17,816,762

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2011
Condensed Consolidating Balance Sheet	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Assets
Total investments	$3,235	$10,783	$11,987,031	$—	$12,001,049
Cash	4,717	6,712	340,270	—	351,699
Investments in subsidiaries	4,997,026	1,126,439	—	(6,123,465)	—
Due from subsidiaries and affiliates	—	—	342,631	(342,631)	—
Premiums receivable	—	—	615,651	(114,088)	501,563
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	—	—	5,852,796	(4,001,212)	1,851,584
Contractholder receivables	—	—	748,231	—	748,231
Prepaid reinsurance premiums	—	—	825,876	(560,180)	265,696
Deferred acquisition costs, net	—	—	227,884	—	227,884
Other assets	1,205	44,135	1,057,105	55,206	1,157,651
Total Assets	$5,006,183	$1,188,069	$21,997,475	$(11,086,370)	$17,105,357

Liabilities
Reserve for losses and loss adjustment expenses	$—	$—	$12,348,289	$(3,892,079)	$8,456,210
Unearned premiums	—	—	1,972,052	(560,180)	1,411,872
Reinsurance balances payable	—	—	384,216	(250,350)	133,866
Contractholder payables	—	—	748,231	—	748,231
Senior notes	300,000	—	—	—	300,000
Revolving credit agreement borrowings	100,000	—	—	—	100,000
Due to subsidiaries and affiliates	5,382	8	337,241	(342,631)	—
Other liabilities	8,727	34,048	1,237,994	82,335	1,363,104
Total Liabilities	414,109	34,056	17,028,023	(4,962,905)	12,513,283

Shareholders' Equity
Total Shareholders' Equity	4,592,074	1,154,013	4,969,452	(6,123,465)	4,592,074

Total Liabilities and Shareholders' Equity	$5,006,183	$1,188,069	$21,997,475	$(11,086,370)	$17,105,357

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2012
Condensed Consolidating Statement of Income and Comprehensive Income	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Revenues
Net premiums earned	$—	$—	$2,935,140	$—	$2,935,140
Net investment income	4	8	321,805	(26,922)	294,895
Net realized gains	—	—	194,228	—	194,228
Net impairment losses recognized in earnings	—	—	(11,388)	—	(11,388)
Fee income	—	—	8,090	—	8,090
Equity in net income (loss) of investment funds accounted for using the equity method	—	—	73,510	—	73,510
Other income (loss)	—	—	(12,094)	—	(12,094)
Total revenues	4	8	3,509,291	(26,922)	3,482,381

Expenses
Losses and loss adjustment expenses	—	—	1,861,277	—	1,861,277
Acquisition expenses	—	—	508,884	—	508,884
Other operating expenses	35,570	1,218	428,565	—	465,353
Interest expense	23,496	—	31,951	(26,922)	28,525
Net foreign exchange (gains) losses	—	—	21,787	7,168	28,955
Total expenses	59,066	1,218	2,852,464	(19,754)	2,892,994

Income (loss) before income taxes	(59,062)	(1,210)	656,827	(7,168)	589,387
Income tax benefit (expense)	—	424	3,586	—	4,010

Income (loss) before equity in net income of subsidiaries	(59,062)	(786)	660,413	(7,168)	593,397

Equity in net income (loss) of subsidiaries	652,459	9,738	—	(662,197)	—

Net income	593,397	8,952	660,413	(669,365)	593,397
Preferred dividends	(25,079)	—	—	—	(25,079)
Loss on repurchase of preferred shares	(10,612)	—	—	—	(10,612)

Net income available to common shareholders	$557,706	$8,952	$660,413	$(669,365)	$557,706

Comprehensive income (loss)	$726,491	$2,796	$786,338	$(789,134)	$726,491

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2011
Condensed Consolidating Statement of Income and Comprehensive Income	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Revenues
Net premiums earned	$—	$—	$2,631,815	$—	$2,631,815
Net investment income	—	3	350,412	(12,217)	338,198
Net realized gains	63	—	107,021	3,562	110,646
Net impairment losses recognized in earnings	—	—	(9,062)	—	(9,062)
Fee income	—	—	3,429	—	3,429
Equity in net income (loss) of investment funds accounted for using the equity method	—	—	(9,605)	—	(9,605)
Other income (loss)	—	—	(2,114)	—	(2,114)
Total revenues	63	3	3,071,896	(8,655)	3,063,307

Expenses
Losses and loss adjustment expenses	—	—	1,727,553	—	1,727,553
Acquisition expenses	—	—	462,937	—	462,937
Other operating expenses	31,509	887	399,726	—	432,122
Interest expense	23,151	—	20,757	(12,217)	31,691
Net foreign exchange (gains) losses	—	—	(9,024)	(8,342)	(17,366)
Total expenses	54,660	887	2,601,949	(20,559)	2,636,937

Income before income taxes	(54,597)	(884)	469,947	11,904	426,370
Income tax benefit (expense)	—	321	9,472	—	9,793

Income (loss) before equity in net income of subsidiaries	(54,597)	(563)	479,419	11,904	436,163

Equity in net income (loss) of subsidiaries	490,760	(134)	—	(490,626)	—

Net income	436,163	(697)	479,419	(478,722)	436,163
Preferred dividends	(25,844)	—	—	—	(25,844)

Net income available to common shareholders	$410,319	$(697)	$479,419	$(478,722)	$410,319

Comprehensive income (loss)	$385,583	$23,155	$440,745	$(463,900)	$385,583

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2010
Condensed Consolidating Statement of Income and Comprehensive Income	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Revenues
Net premiums earned	$—	$—	$2,552,483	$—	$2,552,483
Net investment income	—	32	375,170	(10,324)	364,878
Net realized gains	97	—	260,629	(7,975)	252,751
Net impairment losses recognized in earnings	—	—	(11,321)	—	(11,321)
Fee income	—	—	5,365	—	5,365
Equity in net income (loss) of investment funds accounted for using the equity method	—	—	61,400	—	61,400
Other income (loss)	—	—	18,511	—	18,511
Total revenues	97	32	3,262,237	(18,299)	3,244,067

Expenses
Losses and loss adjustment expenses	—	—	1,517,715	—	1,517,715
Acquisition expenses	—	—	441,202	—	441,202
Other operating expenses	29,367	975	402,508	—	432,850
Interest expense	22,887	—	17,444	(10,324)	30,007
Net foreign exchange (gains) losses	—	—	(21,334)	(6,774)	(28,108)
Total expenses	52,254	975	2,357,535	(17,098)	2,393,666

Income before income taxes	(52,157)	(943)	904,702	(1,201)	850,401
Income tax benefit (expense)	—	376	(8,105)	—	(7,729)

Income (loss) before equity in net income of subsidiaries	(52,157)	(567)	896,597	(1,201)	842,672

Equity in net income (loss) of subsidiaries	894,829	22,272	—	(917,101)	—

Net income	842,672	21,705	896,597	(918,302)	842,672
Preferred dividends	(25,844)	—	—	—	(25,844)

Net income available to common shareholders	$816,828	$21,705	$896,597	$(918,302)	$816,828

Comprehensive income (loss)	$908,649	$24,712	$961,374	$(986,086)	$908,649

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2012
Condensed Consolidating Statement of Cash Flows	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Operating Activities
Net Cash Provided By (Used For) Operating Activities	$209,500	$(8,086)	$978,679	$(258,490)	$921,603
Investing Activities
Purchases of fixed maturity investments	—	—	(17,568,592)	—	(17,568,592)
Purchases of equity securities	—	—	(268,999)	—	(268,999)
Purchases of other investments	—	—	(1,000,049)	—	(1,000,049)
Proceeds from the sales of fixed maturity investments	—	—	16,366,306	—	16,366,306
Proceeds from the sales of equity securities	—	—	313,617	—	313,617
Proceeds from the sales of other investments	—	—	443,630	—	443,630
Proceeds from redemptions and maturities of fixed maturity investments	—	—	1,115,594	—	1,115,594
Net (purchases) sales of short-term investments	(5,094)	1,986	189,027	—	185,919
Change in investment of securities lending collateral	—	—	6,190	—	6,190
Contributions to subsidiaries	—	—	(38,576)	38,576	—
Purchase of business, net of cash acquired	—	—	28,948	—	28,948
Purchases of furniture, equipment and other assets	(65)	—	(18,467)	—	(18,532)
Net Cash Provided By (Used For) Investing Activities	(5,159)	1,986	(431,371)	38,576	(395,968)
Financing Activities
Proceeds from issuance of Series C preferred shares, net	315,763	—	—	—	315,763
Repurchase of Series A and B preferred shares	(325,000)	—	—	—	(325,000)
Purchases of common shares under share repurchase program	(172,056)	—	—	—	(172,056)
Proceeds from common shares issued, net	7,033	—	38,576	(38,576)	7,033
Repayments of borrowings	—	—	(310,868)	—	(310,868)
Change in securities lending collateral	—	—	(6,190)	—	(6,190)
Dividends paid to parent	—	—	(258,490)	258,490	—
Other	—	—	6,664	—	6,664
Preferred dividends paid	(28,381)	—	—	—	(28,381)
Net Cash Provided By (Used For) Financing Activities	(202,641)	—	(530,308)	219,914	(513,035)
Effects of exchange rates changes on foreign currency cash	—	—	6,742	—	6,742

Increase (decrease) in cash	1,700	(6,100)	23,742	—	19,342
Cash beginning of year	4,717	6,712	340,270	—	351,699
Cash end of year	$6,417	$612	$364,012	$—	$371,041

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2011
Condensed Consolidating Statement of Cash Flows	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Operating Activities
Net Cash Provided By (Used For) Operating Activities	$300,764	$5,606	$901,252	$(341,510)	$866,112
Investing Activities
Purchases of fixed maturity investments	—	—	(13,875,635)	—	(13,875,635)
Purchases of equity securities	—	—	(413,024)	—	(413,024)
Purchases of other investments	—	—	(593,862)	—	(593,862)
Proceeds from the sales of fixed maturity investments	—	—	12,398,253	—	12,398,253
Proceeds from the sales of equity securities	—	—	369,503	—	369,503
Proceeds from the sales of other investments	—	—	543,757	—	543,757
Proceeds from redemptions and maturities of fixed maturity investments	—	—	1,034,489	—	1,034,489
Net (purchases) sales of short-term investments	4,441	487	(7,317)	—	(2,389)
Change in investment of securities lending collateral	—	—	19,475	—	19,475
Contributions to subsidiaries	—	—	(59,844)	59,844	—
Intercompany loans issued	—	—	(185,289)	185,289	—
Purchases of furniture, equipment and other assets	(196)	—	(18,791)	—	(18,987)
Net Cash Provided By (Used For) Investing Activities	4,245	487	(788,285)	245,133	(538,420)
Financing Activities
Purchases of common shares under share repurchase program	(287,561)	—	—	—	(287,561)
Proceeds from common shares issued, net	6,332	—	59,844	(59,844)	6,332
Proceeds from intercompany borrowings	—	—	185,289	(185,289)	—
Repayments of borrowings	—	—	(15,352)	—	(15,352)
Change in securities lending collateral	—	—	(19,475)	—	(19,475)
Dividends paid to parent	—	—	(341,510)	341,510	—
Other	—	—	4,765	—	4,765
Preferred dividends paid	(25,844)	—	—	—	(25,844)
Net Cash Provided By (Used For) Financing Activities	(307,073)	—	(126,439)	96,377	(337,135)
Effects of exchange rates changes on foreign currency cash	—	—	(1,598)	—	(1,598)

Increase (decrease) in cash	(2,064)	6,093	(15,070)	—	(11,041)
Cash beginning of year	6,781	619	355,340	—	362,740
Cash end of year	$4,717	$6,712	$340,270	$—	$351,699

ARCH CAPITAL GROUP LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended December 31, 2010
Condensed Consolidating Statement of Cash Flows	ACGL (Parent Guarantor)	Arch-U.S. (Subsidiary Issuer)	Other ACGL Subsidiaries	Consolidating Adjustments and Eliminations	ACGL Consolidated
Operating Activities
Net Cash Provided By (Used For) Operating Activities	$748,870	$(16,024)	$864,228	$(795,000)	$802,074
Investing Activities
Purchases of fixed maturity investments	—	—	(16,936,257)	—	(16,936,257)
Purchases of equity securities	—	—	(365,842)	—	(365,842)
Purchases of other investments	—	—	(523,532)	—	(523,532)
Proceeds from the sales of fixed maturity investments	—	—	16,654,774	—	16,654,774
Proceeds from the sales of equity securities	—	—	70,441	—	70,441
Proceeds from the sales of other investments	—	—	379,100	—	379,100
Proceeds from redemptions and maturities of fixed maturity investments	—	—	949,870	—	949,870
Net (purchases) sales of short-term investments	13,504	(22)	(355,369)	—	(341,887)
Change in investment of securities lending collateral	—	—	141,094	—	141,094
Contributions to subsidiaries	—	—	(14,677)	14,677	—
Purchases of furniture, equipment and other assets	(194)	—	(11,470)	—	(11,664)
Net Cash Provided By (Used For) Investing Activities	13,310	(22)	(11,868)	14,677	16,097
Financing Activities
Purchases of common shares under share repurchase program	(761,874)	—	—	—	(761,874)
Proceeds from common shares issued, net	27,649	—	14,677	(14,677)	27,649
Proceeds from borrowings	135,000	—	129,526	—	264,526
Repayments of borrowings	(135,000)	—	(22,057)	—	(157,057)
Change in securities lending collateral	—	—	(141,094)	—	(141,094)
Dividends paid to parent	—	—	(795,000)	795,000	—
Other	—	4,957	3,100	—	8,057
Preferred dividends paid	(25,844)	—	—	—	(25,844)
Net Cash Provided By (Used For) Financing Activities	(760,069)	4,957	(810,848)	780,323	(785,637)
Effects of exchange rates changes on foreign currency cash	—	—	(4,365)	—	(4,365)

Increase (decrease) in cash	2,111	(11,089)	37,147	—	28,169
Cash beginning of year	4,670	11,708	318,193	—	334,571
Cash end of year	$6,781	$619	$355,340	$—	$362,740